EXHIBIT (17)(b)(i)

Annual Report January 31, 2009

EATON VANCE

MUNICIPALS

TRUST II

Hawaii

Insured Municipals

Kansas

IMPORTANT NOTICES REGARDING PRIVACY,
DELIVERY OF SHAREHOLDER DOCUMENTS,
PORTFOLIO HOLDINGS, AND PROXY VOTING

Privacy. The Eaton Vance organization is committed to ensuring your financial privacy. Each of the financial institutions identified below has in effect the following policy (“Privacy Policy”) with respect to nonpublic personal information about its customers:

Only such information received from you, through application forms or otherwise, and information about your Eaton Vance fund transactions will be collected. This may include information such as name, address, social security number, tax status, account balances and transactions.
None of such information about you (or former customers) will be disclosed to anyone, except as permitted by law (which includes disclosure to employees necessary to service your account). In the normal course of servicing a customer’s account, Eaton Vance may share information with unaffiliated third parties that perform various required services such as transfer agents, custodians and broker/dealers.
Policies and procedures (including physical, electronic and procedural safeguards) are in place that are designed to protect the confidentiality of such information.
We reserve the right to change our Privacy Policy at any time upon proper notification to you. Customers may want to review our Policy periodically for changes by accessing the link on our homepage:
www.eatonvance.com.

Our pledge of privacy applies to the following entities within the Eaton Vance organization: the Eaton Vance Family of Funds, Eaton Vance Management, Eaton Vance Investment Counsel, Boston Management and Research, and Eaton Vance Distributors, Inc.

In addition, our Privacy Policy only applies to those Eaton Vance customers who are individuals and who have a direct relationship with us. If a customer’s account (i.e., fund shares) is held in the name of a third-party financial adviser/broker-dealer, it is likely that only such adviser’s privacy policies apply to the customer. This notice supersedes all previously issued privacy disclosures.

For more information about Eaton Vance’s Privacy Policy, please call 1-800-262-1122.

Delivery of Shareholder Documents. The Securities and Exchange Commission (the “SEC”) permits funds to deliver only one copy of shareholder documents, including prospectuses, proxy statements and shareholder reports, to fund investors with multiple accounts at the same residential or post office box address. This practice is often called “householding” and it helps eliminate duplicate mailings to shareholders.

Eaton Vance, or your financial adviser, may household the mailing of your documents indefinitely unless you instruct Eaton Vance, or your financial adviser, otherwise.

If you would prefer that your Eaton Vance documents not be householded, please contact Eaton Vance at 1-800-262-1122, or contact your financial adviser.

Your instructions that householding not apply to delivery of your Eaton Vance documents will be effective within 30 days of receipt by Eaton Vance or your financial adviser.

Portfolio Holdings. Each Eaton Vance Fund and its underlying Portfolio (if applicable) will file a schedule of its portfolio holdings on Form N-Q with the SEC for the first and third quarters of each fiscal year. The Form N-Q will be available on the Eaton Vance website www.eatonvance.com, by calling Eaton Vance at 1-800-262-1122 or in the EDGAR database on the SEC’s website at www.sec.gov. Form N-Q may also be reviewed and copied at the SEC’s public reference room in Washington, D.C. (call 1-800-732-0330 for information on the operation of the public reference room).

Proxy Voting. From time to time, funds are required to vote proxies related to the securities held by the funds. The Eaton Vance Funds or their underlying Portfolios (if applicable) vote proxies according to a set of policies and procedures approved by the Funds’ and Portfolios’ Boards. You may obtain a description of these policies and procedures and information on how the Funds or Portfolios voted proxies relating to portfolio securities during the most recent 12 month period ended June 30, without charge, upon request, by calling 1-800-262-1122. This description is also available on the SEC’s website at www.sec.gov.

Eaton Vance Municipals Funds as of Januar y 31, 2009

Table of Contents

Management’s Discussion of Fund Performance	2
Performance Information and Portfolio Composition
Hawaii	4
Insured Municipals	6
Kansas	8
Fund Expenses	10
Financial Statements	12
Federal Tax Information	43
Special Meeting of Shareholders	44
Board of Trustees’ Annual Approval
of the Investment Advisory Agreements	45
Management and Organization	48

Eaton Vance Municipals Funds as of Januar y 31, 2009

Management's Discussion of Fund Performance

Economic and Market Conditions

The U.S. economy, as measured by gross domestic product (GDP), contracted in the fourth quarter of 2008 by a staggering 6 .2%, after contracting 0 .3% in the third quarter, according to the U.S. Department of Commerce . In the first and second quarters, the economy grew by 0 .9% and 2 .8%, respectively. Most of the major GDP components contributed to the decline; however, particularly influential was a sharp downturn in consumer spending, which continued to weigh on the economy in early 2009 . While high commodity prices have eased since their summertime peaks, consumers continued to pare spending as they remained cautious of what increasingly has become a weaker economic environment . Rising unemployment levels, at a five-year high at period end, have led to constrained personal consumption and overall economic contraction . The housing market continued to weigh on the economy, with new home sales continuing to fall and existing home sales beginning to stabilize only as cautious buyers begin to see value in distressed pricing . Low home prices continued to pressure consumers and banks, causing increased bank foreclosures and more write-downs of mortgage-backed securities at commercial banks and financial institutions .

For the year that ended January 31, 2009, the capital markets have experienced historic events resulting in unprecedented volatility. During September 2008, for example, the federal government took control of federally chartered mortgage giants Fannie Mae and Freddie Mac . During the same month, Lehman Brothers filed for bankruptcy protection; Bank of America announced its acquisition of Merrill Lynch; and Goldman Sachs and Morgan Stanley petitioned the Federal Reserve (the “Fed”) to become bank holding companies, a step that brings greater regulation but also easier access to credit . These actions, in conjunction with the announcement of Bear Stearns’ acquisition by JPMorgan Chase in March 2008, drastically redefined the Wall Street landscape . In addition to the independent Wall Street brokerages, the banking sector was shaken by the failure of Washington Mutual and the sale of Wachovia . In the insurance sector, the federal government provided more than $150 billion in loans to help stabilize American International Group (AIG) . Finally, Congress approved a $700 billion program authorizing the federal government to purchase troubled assets from financial institutions, a program that has continued to evolve since the bill was enacted into law.

During the period, the Fed lowered the federal funds rate to a range of 0 .0% to 0 .25% from 4 .25% at December 31, 2007 . In addition to its interest-rate policy, the Fed has also taken extraordinary action through a variety of innovative lending techniques in an attempt to ease the credit crisis .

Management Discussion

Relative to their primary benchmark, the Barclays Capital Municipal Bond Index1 (the “Index”) – a broad-based, unmanaged index of municipal bonds – the Funds underperformed for the year ending January 31, 2009 . As a result of an active management style that focuses on income and longer call protection, the Funds generally hold longer-maturity bonds . Management believes that much of the Funds’ under-performance can be attributed to the shift of investors’ capital into shorter-maturity bonds, a result of the broader-based credit crisis that has rattled the fixed-income markets since the summer of 2007 . The move to shorter-term investments was originally driven by uncertainty surrounding financial companies’ exposure to subprime mortgage-backed debt but later spread to the muni market when major municipal bond insurers suffered rating downgrades due to their exposure to mortgage-related structured products . Management has historically used Treasury futures to seek to offset interest-rate volatility associated with investing in longer-maturity municipal bonds . Investors’ flight to quality during the period pushed Treasury yields to historic lows, hurting the Funds’ performance .

1Formerly called Lehman Brothers Municipal Bond Index. It is not possible to invest directly in an Index.

Fund shares are not insured by the FDIC and are not deposits or other obligations of, or guaranteed by, any depository institution. Shares are subject to investment risks, including possible loss of principal invested.

The views expressed throughout this report are those of the portfolio managers and are current only through the end of the period of the report as stated on the cover. These views are subject to change at any time based upon market or other conditions, and the investment adviser disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a fund are based on many factors, may not be relied on as an indication of trading intent on behalf of any Eaton Vance fund. Portfolio information provided in the report may not be representative of the Funds’ current or future investments and may change due to active management.

Eaton Vance Municipals Funds as of January 31, 2009

Management's Discussion of Fund Performance

In mid-December 2008, the municipal market began to rally – with longer-maturity municipals performing better than shorter-maturity bonds – as buyers returned to the market . This trend continued through the end of the period . Despite the muni market’s rebound, the ratio of yields on current coupon AAA-rated insured municipal bonds to the yield on 30-year Treasury bonds was 141 .7% as of January 31, 2009, indicating municipals continued to represent relative value when compared to their taxable counterparts .1 We believe the 2008 spike in this ratio to over 200%, as compared with the long-term average of 85%-90%, was the result of continued dislocation in the fixed-income marketplace caused by a flight to Treasury securities, municipal bond insurance companies’ risks and the decentralized nature of the municipal marketplace . Historically, such a spike in this ratio is a rare occurrence in the muni bond market and is generally considered a signal that municipal bonds are significantly undervalued relative to taxable Treasury bonds . As more buyers return to the municipals market, we would expect this ratio of relative value to normalize further.

Against this backdrop, we continue to manage our municipal funds with the same relative value approach that we have traditionally employed – maintaining a long-term perspective when markets exhibit extreme short-term volatility. We believe this approach has provided excellent long-term benefits to our investors over time .

1 Source: Bloomberg L.P. Yields are a compilation of a representative variety of general obligations and are not necessarily representative of a Fund’s yield.

Eaton Vance Hawaii Municipals Fund as of Januar y 31, 2009

Performance Information

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds, and the Barclays Capital Municipal Bond Long 22+ Index, the long bond component of the Barclays Capital Municipal Bond Index. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital Municipal Bond Long 22+ Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Fund Performance[1]		Class A	Class B	Class C
Share Class Symbol		ETHWX	EVHWX	ECHWX
Average Annual Total Returns (at net asset value)
One Year		-11.62%	-12.37%	-12.37%
Five Years		-0.21	-0.95	N.A.
Ten Years		2.20	1.44	N.A.
Life of Fund†		3.22	2.73	-10.13

SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year		-15.84%	-16.59%	-13.22%
Five Years		-1.17	-1.28	N.A.
Ten Years		1.71	1.44	N.A.
Life of Fund†		2.89	2.73	-10.13
† Inception dates: Class A: 3/14/94; Class B: 3/2/94; Class C: 10/1/07

Total annual
operating expenses[2]		Class A	Class B	Class C

Expense Ratio		1.14%	1.89%	1.89%

Distribution Rates/Yields		Class A	Class B	Class C

Distribution Rate[3]		4.77%	4.01%	4.01%
Taxable-Equivalent Distribution Rate[3,4]		8.00	6.72	6.72
SEC 30-day Yield[5]		3.84	3.44	3.56
Taxable-Equivalent SEC 30-day Yield[4,5]		6.44	5.77	5.97

Index Performance[6] (Average Annual Total Returns)
Barclays Capital Municipal Bond Index		Barclays Capital Municipal Bond Long 22+ Index
One Year	-0.16%			-10.66%
Five Years	3.33			1.55
Ten Years	4.51			3.72

Lipper Averages[7] (Average Annual Total Returns)
Lipper Other States Municipal Debt Funds Classification
One Year		-4.39%
Five Years			1.80
Ten Years			3.05

Portfolio Manager: Robert B. Macintosh, CFA

Comparison of Change in Value of a $10,000 Investment in Eaton Vance Hawaii Municipals Fund Class B vs. Barclays Capital Municipal Bond Index and Barclays Capital Municipal Bond Long 22+ Index*

*	Source: Lipper, Inc. Class B of the Fund commenced investment operations on 3/2/94.

A $10,000 hypothetical investment at net asset value in Class A and Class C on 1/31/99 and 10/1/07 (commencement of operations), respectively, would have been valued at $12,438 ($11,847 at the maximum offering price) and $8,670, respectively, on 1/31/09. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. 2 Source: Prospectus dated 6/1/08. Includes interest expense of 0.31% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with inverse floater securities transactions by the Fund. The Fund also records offsetting interest income relating to the municipal obligations underlying such transactions, and, as a result, net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 40.36% combined federal and state income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Other States Municipal Debt Funds Classification contained 148, 133 and 114 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance Hawaii Municipals Fund as of Januar y 31, 2009

Portfolio Composition

Rating Distribution*1

By total investments

*

The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution at 1/31/09, is as follows, and the average rating is AA.

AAA	33.0%	BBB	14.4%
AA	43.9%	B	1.4%
A	7.3%

Fund Statistics2

• Number of Issues:	48
• Average Maturity:	17.2 years
• Average Effective Maturity:	14.8 years
• Average Call Protection:	8.1 years
• Average Dollar Price:	$90.12
• TOB Leverage[3]:	1.3%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Although the investment adviser considers ratings when making investment decisions, it performs its own credit and investment analysis and does not rely primarily on the ratings assigned by the rating services. Credit quality can change from time to time, and recently issued credit ratings may not fully reflect the actual risks posed by a particular security or the issuer’s current financial condition.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. Tender option bonds (TOBs) are a form of investment leverage that create an opportunity for increased income but, at the same time, create special risks (including the likelihood of volatility of net asset value). TOB leverage represents the amount of Floating Rate Notes outstanding at 1/31/09 as a percentage of the Fund’s net assets plus Floating Rate Notes. Floating Rate Notes reflect the effect of TOBs purchased in secondary market transactions.

Eaton Vance Insured Municipals Fund as of Januar y 31, 2009

Performance Information

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds, and the Barclays Capital Municipal Bond Long 22+ Index, the long bond component of the Barclays Capital Municipal Bond Index. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital Municipal Bond Long 22+ Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Fund Performance[1]		Class A	Class B	Class C
Share Class Symbol		EAFIX	EBFIX	EFICX
Average Annual Total Returns (at net asset value)
One Year		-10.69%	-11.40%	-11.39%
Five Years		-0.15	-0.88	N.A.
Ten Years		2.41	1.65	N.A.
Life of Fund†		4.33	3.53	-3.64

SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year		-14.96%	-15.66%	-12.24%
Five Years		-1.12	-1.21	N.A.
Ten Years		1.91	1.65	N.A.
Life of Fund†		3.99	3.53	-3.64
† Inception dates: Class A: 3/3/94; Class B: 3/2/94; Class C: 6/2/06

Total annual
Operating expenses[2]		Class A	Class B	Class C

Expense Ratio		1.27%	2.02%	2.01%

Distribution rates/Yields		Class A	Class B	Class C

Distribution Rate[3]		4.98%	4.22%	4.22%
Taxable-Equivalent Distribution Rate[3,4]		7.66	6.49	6.49
SEC 30-day Yield[5]		4.24	3.69	3.76
Taxable-Equivalent SEC 30-day Yield[4,5]		6.52	5.68	5.78

Index Performance[6] (Average Annual Total Returns)
Barclays Capital Municipal Bond Index		Barclays Capital Municipal Bond Long 22+ Index
One Year	-0.16%		-10.66%
Five Years	3.33			1.55
Ten Years	4.51			3.72
Lipper Averages[7] (Average Annual Total Returns)
Lipper Insured Municipal Debt Funds Classification
One Year		-3.19%
Five Years		1.71
Ten Years		3.14

Portfolio Manager: Craig R. Rrandon, CFA

Comparison of Change in Value of a $10,000 Investment in Eaton Vance Insured Municipals Fund Class B vs. Barclays Capital Municipal Bond Index and Barclays Capital Municipal Bond Long 22+ Index*

*	Source: Lipper, Inc. Class B of the Fund commenced investment operations on 3/2/94.

A $10,000 hypothetical investment at net asset value in Class A and Class C on 1/31/99 and 6/2/06 (commencement of operations), respectively, would have been valued at $12,688 ($12,086 at the maximum offering price) and $9,058, respectively, on 1/31/09. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. 2 Source: Prospectus dated 6/1/08. Includes interest expense of 0.56% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with inverse floater securities transactions by the Fund. The Fund also records offsetting interest income relating to the municipal obligations underlying such transactions, and, as a result, net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 35.00% federal income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Insured Municipal Debt Funds Classification contained 38, 34 and 30 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance Insured Municipals Fund as of Januar y 31, 2009

Portfolio Composition

Rating Distribution*1

By total investments

*

The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution at 1/31/09, is as follows, and the average rating is AA+.

AAA	51.3%	BBB	0.5%
AA	39.3%
A	8.9%

Fund Statistics2

• Number of Issues:	76
• Average Maturity:	24.1 years
• Average Effective Maturity:	20.4 years
• Average Call Protection:	10.9 years
• Average Dollar Price:	$90.99
• TOB Leverage[3]:	2.3%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Although the investment adviser considers ratings when making investment decisions, it performs its own credit and investment analysis and does not rely primarily on the ratings assigned by the rating services. Credit quality can change from time to time, and recently issued credit ratings may not fully reflect the actual risks posed by a particular security or the issuer’s current financial condition.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. Tender option bonds (TOBs) are a form of investment leverage that create an opportunity for increased income but, at the same time, create special risks (including the likelihood of volatility of net asset value). TOB leverage represents the amount of Floating Rate Notes outstanding at 1/31/09 as a percentage of the Fund’s net assets plus Floating Rate Notes. Floating Rate Notes reflect the effect of TOBs purchased in secondary market transactions.

Eaton Vance Kansas Municipals Fund as of Januar y 31, 2009

Performance Information

The line graph and table set forth below provide information about the Fund’s performance. The line graph compares the performance of Class B of the Fund with that of the Barclays Capital Municipal Bond Index, an unmanaged index of municipal bonds, and the Barclays Capital Municipal Bond Long 22+ Index, the long bond component of the Barclays Capital Municipal Bond Index. The lines on the graph represent the total returns of a hypothetical investment of $10,000 in each of Class B, the Barclays Capital Municipal Bond Index and the Barclays Capital Municipal Bond Long 22+ Index. The table includes the total returns of each Class of the Fund at net asset value and maximum public offering price. The performance presented below does not reflect the deduction of taxes, if any, that a shareholder would pay on distributions or redemptions of Fund shares.

Fund Performance[1]		Class A	Class B	Class C
Share Class Symbols		ETKSX	EVKSX	ECKSX
Average Annual Total Returns (at net asset value)
One Year		-8.39%	-9.11%	-9.00%
Five Years		0.65	-0.06	N.A.
Ten Years		2.94	2.19	N.A.
Life of Fund†		4.01	3.41	-2.04

SEC Average Annual Total Returns (including sales charge or applicable CDSC)
One Year		-12.76%	-13.49%	-9.88%
Five Years		-0.31	-0.40	N.A.
Ten Years		2.44	2.19	N.A.
Life of Fund†		3.67	3.41	-2.04
† Inception dates: Class A: 3/3/94; Class B: 3/2/94; Class C: 6/2/06

Total annual
Operating Expenses[2]		Class A	Class B	Class C

Expense Ratio		0.87%	1.63%	1.62%

Distribution Rates/Yields		Class A	Class B	Class C

Distribution Rate[3]		4.65%	3.90%	3.89%
Taxable-Equivalent Distribution Rate[3,4]		7.65	6.41	6.40
SEC 30-day Yield[5]		3.86	3.35	3.35
Taxable-Equivalent SEC 30-day Yield[4,5]		6.35	5.51	5.51

Index Performance[6] (Average Annual Total Returns)
Barclays Capital Municipal Bond Index		Barclays Capital Municipal Bond Long 22+ Index
One Year	-0.16%			-10.66%
Five Years	3.33			1.55
Ten Years	4.51			3.72

Lipper Averages[7] (Average Annual Total Returns)
Lipper Other States Municipal Debt Funds Classification
One Year			-4.39%
Five Years			1.80
Ten Years			3.05

Portfolio Manager: Adam Weigold, CFA

Comparison of Change in Value of a $10,000 Investment in Eaton Vance Kansas Municipals Fund Class B vs. Barclays Capital Municipal Bond Index and Barclays Capital Municipal Bond Long 22+ Index*

*	Source: Lipper, Inc. Class B of the Fund commenced investment operations on 3/2/94.

A $10,000 hypothetical investment at net asset value in Class A and Class C on 1/31/99 and 6/2/06 (commencement of operations), respectively, would have been valued at $13,360 ($12,726 at the maximum offering price) and $9,454, respectively, on 1/31/09. It is not possible to invest directly in an Index. The Indices’ total returns do not reflect expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices.

Past performance is no guarantee of future results. Returns are historical and are calculated by determining the percentage change in net asset value or offering price (as applicable) with all distributions reinvested. Investment return and principal value will fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Performance is for the stated time period only; due to market volatility, the Fund’s current performance may be lower or higher than the quoted return. For performance as of the most recent month end, please refer to www.eatonvance.com.

1 Average Annual Total Returns do not include the 4.75% maximum sales charge for Class A shares or the applicable contingent deferred sales charges (CDSC) for Class B and Class C shares. If sales charges were deducted, the returns would be lower. SEC Average Annual Total Returns for Class A reflect the maximum 4.75% sales charge. SEC Average Annual Total Returns for Class B reflect the applicable CDSC based on the following schedule: 5% - 1st and 2nd years; 4% - 3rd year; 3% - 4th year; 2% - 5th year; 1% - 6th year. SEC Average Annual Total Returns for Class C reflect a 1% CDSC for the first year. 2 Source: Prospectus dated 6/1/08. Includes interest expense of 0.15% relating to the Fund’s liability with respect to floating rate notes held by third parties in conjunction with inverse floater securities transactions by the Fund. The Fund also records offsetting interest income relating to the municipal obligations underlying such transactions, and, as a result, net asset value and performance have not been affected by this expense. 3 The Fund's distribution rate represents actual distributions paid to shareholders and is calculated by dividing the last distribution per share (annualized) by the net asset value. 4 Taxable-equivalent figures assume a maximum 39.19% combined federal and state income tax rate. A lower tax rate would result in lower tax-equivalent figures. 5 The Fund's SEC yield is calculated by dividing the net investment income per share for the 30-day period by the offering price at the end of the period and annualizing the result. 6 It is not possible to invest directly in an Index. The Indices’ total returns do not reflect the expenses that would have been incurred if an investor individually purchased or sold the securities represented in the Indices. Index performance is available as of month end only. 7 The Lipper Averages are the average annual total returns, at net asset value, of the funds that are in the same Lipper Classification as the Fund. It is not possible to invest in a Lipper Classification. Lipper Classifications may include insured and uninsured funds, as well as leveraged and unleveraged funds. The Lipper Other States Municipal Debt Funds Classification contained 148, 133 and 114 funds for the 1-year, 5-year and 10-year time periods, respectively. Lipper Averages are available as of month end only.

Eaton Vance Kansas Municipals Fund as of Januar y 31, 2009

Portfolio Composition

Rating Distribution*1

By total investments

*

The rating distribution presented above includes the ratings of securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund's financial statements. Absent such securities, the Fund's rating distribution at 1/31/09, is as follows, and the average rating is AA.

AAA	38.9%	BBB	3.9%
AA	26.6%
A	30.6%

Fund Statistics2

• Number of Issues:	72
• Average Maturity:	19.8 years
• Average Effective Maturity:	16.4 years
• Average Call Protection:	8.3 years
• Average Dollar Price:	$91.01
• TOB Leverage[3]:	0.9%

1 Rating Distribution is determined by dividing the total market value of the issues by the total investments of the Fund. Although the investment adviser considers ratings when making investment decisions, it performs its own credit and investment analysis and does not rely primarily on the ratings assigned by the rating services. Credit quality can change from time to time, and recently issued credit ratings may not fully reflect the actual risks posed by a particular security or the issuer’s current financial condition.

2 Fund holdings information excludes securities held by special purpose vehicles in which the Fund holds a residual interest. See Note 1I to the Fund’s financial statements.

3 See Note 1l to the Fund’s financial statements. Tender option bonds (TOBs) are a form of investment leverage that create an opportunity for increased income but, at the same time, create special risks (including the likelihood of volatility of net asset value). TOB leverage represents the amount of Floating Rate Notes outstanding at 1/31/09 as a percentage of the Fund’s net assets plus Floating Rate Notes. Floating Rate Notes reflect the effect of TOBs purchased in secondary market transactions.

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FUND EXPENSES

Example: As a shareholder of a Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchases and redemption fees (if applicable); and (2) ongoing costs, including management fees; distribution or service fees; and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in a Fund and to compare these costs with the ongoing costs of investing in other mutual funds. The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period (August 1, 2008 – January 31, 2009). Actual Expenses: The first section of each table below provides information about actual account values and actual expenses. You may use the information in this section, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first section under the heading entitled “Expenses Paid During Period” to estimate the expenses you paid on your account during this period.

Hypothetical Example for Comparison Purposes: The second section of each table below provides information about hypothetical account values and hypothetical expenses based on the actual Fund expense ratio and an assumed rate of return of 5% per year (before expenses), which is not the actual return of the Fund. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in your Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in each table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads) or redemption fees (if applicable). Therefore, the second section of each table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

	Eaton Vance Hawaii Municipals Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(8/1/08)	(1/31/09)	(8/1/08 – 1/31/09)

Actual
Class A	$1,000.00	$913.60	$5.19
Class B	$1,000.00	$909.90	$8.79
Class C	$1,000.00	$909.90	$8.74

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,019.70	$5.48
Class B	$1,000.00	$1,015.90	$9.27
Class C	$1,000.00	$1,016.00	$9.22

*

Expenses are equal to the Fund’s annualized expense ratio of 1.08% for Class A shares, 1.83% for Class B shares and 1.82% for Class C shares, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on July 31, 2008.

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FUND EXPENSES CONT’D

	Eaton Vance Insured Municipals Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(8/1/08)	(1/31/09)	(8/1/08 – 1/31/09)

Actual
Class A	$1,000.00	$912.10	$5.09
Class B	$1,000.00	$908.10	$8.68
Class C	$1,000.00	$909.10	$8.59

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,019.80	$5.38
Class B	$1,000.00	$1,016.00	$9.17
Class C	$1,000.00	$1,016.10	$9.07

*

Expenses are equal to the Fund’s annualized expense ratio of 1.06% for Class A shares, 1.81% for Class B shares and 1.79% for Class C shares, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on July 31, 2008.

	Eaton Vance Kansas Municipals Fund

	Beginning Account Value	Ending Account Value	Expenses Paid During Period*
	(8/1/08)	(1/31/09)	(8/1/08 – 1/31/09)

Actual
Class A	$1,000.00	$931.00	$4.13
Class B	$1,000.00	$928.60	$7.76
Class C	$1,000.00	$926.60	$7.75

Hypothetical
(5% return per year before expenses)
Class A	$1,000.00	$1,020.90	$4.32
Class B	$1,000.00	$1,017.10	$8.11
Class C	$1,000.00	$1,017.10	$8.11

*

Expenses are equal to the Fund’s annualized expense ratio of 0.85% for Class A shares, 1.60% for Class B shares and 1.60% for Class C shares, multiplied by the average account value over the period, multiplied by 184/366 (to reflect the one-half year period). The Example assumes that the $1,000 was invested at the net asset value per share determined at the close of business on July 31, 2008.

Eaton Vance Hawaii Municipals Fund as o f Januar y 31, 2009

PORTFOLIO OF INVESTMENTS

Tax-Exempt Investments — 95. 9%

Principal Amount
(000’s omitted)	Security	Value
Education — 2.5%
$300	Hawaii Department of Budget and Finance,
	(Chaminade University of Honolulu), 4.75%, 1/1/36	$198,972
350	Hawaii Department of Budget and Finance,
	(Mid Pacific Institute), 4.625%, 1/1/36	229,348
		$428,320

Electric Utilities — 2.2%
$500	Puerto Rico Electric Power Authority, 0.00%, 7/1/17	$371,980
		$371,980

Escrowed / Prerefunded — 5.8%
$750	Honolulu, Escrowed to Maturity, 4.75%, 9/1/17	$889,717
95	Honolulu, Escrowed to Maturity, 6.00%, 1/1/10	99,773
		$989,490

General Obligations — 3.1%
$305	Maui County, 5.00%, 3/1/21	$318,182
285	Puerto Rico, 0.00%, 7/1/15	204,220
		$522,402

Hospital — 3.1%
$100	Hawaii Department of Budget and Finance,
	(Hawaii Pacific Health), 5.60%, 7/1/33	$80,990
400	Hawaii Department of Budget and Finance,
	(Wilcox Memorial Hospital), 5.35%, 7/1/18	375,316
95	Hawaii Department of Budget and Finance,
	(Wilcox Memorial Hospital), 5.50%, 7/1/28	77,517
		$533,823

Industrial Development Revenue — 3.6%
$315	Hawaii Department of Transportation Special Facilities,
	(Continental Airlines), (AMT), 7.00%, 6/1/20	$229,304
600	Virgin Islands Public Financing Authority,
	(HOVENSA LLC), (AMT), 4.70%, 7/1/22	375,840
		$605,144

Insured-Education — 9.1%
$420	Hawaii State Housing Development Corp.,
	(University of Hawaii), (AMBAC), 5.65%, 10/1/16	$421,180
500	University of Hawaii, (MBIA), 3.50%, 7/15/27	384,085

Principal Amount
(000’s omitted)	Security	Value

Insured-Education (continued)
$375	University of Hawaii, (MBIA), 4.25%, 7/15/30	$312,638
500	University of Hawaii, (MBIA), 4.50%, 7/15/32	431,290
		$1,549,193

Insured-Electric Utilities — 3.4%
$250	Hawaii Department of Budget and Finance, (Hawaii
	Electric Co.), (AMBAC), (AMT), 5.75%, 12/1/18	$230,945
500	Hawaii Department of Budget and Finance, (Hawaii
	Electric Co.), (FGIC), (AMT), 4.80%, 1/1/25	347,065
		$578,010

Insured-Escrowed / Prerefunded — 3.8%
$85	Hawaii Airports System, (MBIA), (AMT),
	Escrowed to Maturity, 6.90%, 7/1/12	$90,983
250	Honolulu, City and County Board Water Supply
	Systems, (FSA), Prerefunded to 7/1/11,
	5.25%, 7/1/31	274,733
250	Honolulu, City and County Wastewater System,
	(AMBAC), Prerefunded to 7/1/11, 5.50%, 7/1/14	276,220
		$641,936

Insured-General Obligations — 17.4%
$1,000	Hawaii, (MBIA), 5.25%, 5/1/24	$1,038,650
350	Hawaii County, (FGIC), (MBIA), 5.55%, 5/1/10	368,245
200	Honolulu, City and County, (FGIC) (MBIA),
	5.25%, 7/1/12	223,204
500	Honolulu, City and County, (FSA), 5.00%, 7/1/29	502,370
300	Kauai County, (MBIA), 5.00%, 8/1/24	303,159
290	Maui County, (MBIA), 5.00%, 3/1/25	295,902
230	Puerto Rico, (FSA), 5.25%, 7/1/27	227,847
		$2,959,377

Insured-Lease Revenue / Certificates of
Participation — 4.6%
$805	Hawaii State Housing Development Corp.,
	(Kapolei Office), (FSA), 5.00%, 11/1/31	$780,472
		$780,472

Insured-Special Tax Revenue — 2.2%
$95	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 0.00%, 7/1/28	$23,251
800	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 0.00%, 7/1/43	60,696
2,675	Puerto Rico Infrastructure Financing Authority, (FGIC),
	0.00%, 7/1/42	218,761

See notes to financial statements
12

Eaton Vance Hawaii Municipals Fund as o f Januar y 31, 2009

PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$770	Puerto Rico Sales Tax Financing, (AMBAC),
	0.00%, 8/1/54	$29,614
140	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/44	12,116
280	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/45	22,529
225	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/46	16,781
		$383,748

Insured-Transportation — 22.1%
$900	Hawaii, State Harbor Revenue, (FSA), (AMT),
	5.00%, 1/1/23(1)	$818,208
500	Hawaii, State Harbor Revenue, (FSA), (AMT),
	5.00%, 1/1/31	410,965
575	Hawaii Airports System, (FGIC), (MBIA), (AMT),
	5.25%, 7/1/21	532,364
250	Hawaii Highway, (FSA), 5.00%, 7/1/22	257,565
480	Puerto Rico Highway and Transportation Authority,
	(AGC), 5.25%, 7/1/36	465,067
440	Puerto Rico Highway and Transportation Authority,
	(AGC), (CIFG), 5.25%, 7/1/41(2)	424,725
1,000	Puerto Rico Highway and Transportation Authority,
	(MBIA), 5.25%, 7/1/32	844,290
		$3,753,184

Insured-Water and Sewer — 7.6%
$1,000	Honolulu, City and County Wastewater System,
	(FGIC), (MBIA), 0.00%, 7/1/18	$674,470
700	Honolulu, City and County Wastewater System,
	(MBIA), 4.50%, 7/1/37	616,343
		$1,290,813

Special Tax Revenue — 5.4%
$250	Hawaii Highway Revenue, 5.50%, 7/1/18	$298,682
505	Puerto Rico Sales Tax Financing, 5.25%, 8/1/57	414,115
250	Virgin Islands Public Facilities Authority,
	5.625%, 10/1/25	214,378
		$927,175

Total Tax-Exempt Investments — 95.9%
(identified cost $17,916,978)		$16,315,067

Other Assets, Less Liabilities — 4.1%		$692,604

Net Assets — 100.0%		$17,007,671

Industry and sector classifications are unaudited.

AGC - Assured Guaranty Corp.
AMBAC - AMBAC Financial Group, Inc.
AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative
Minimum Tax.
CIFG - CIFG Assurance North America, Inc.
FGIC - Financial Guaranty Insurance Company
FSA - Financial Security Assurance, Inc.
MBIA - Municipal Bond Insurance Association

The Fund invests primarily in debt securities issued by Hawaii municipalities. In addition, 19.6% of the Fund’s net assets at January 31, 2009 were invested in municipal obligations issued by Puerto Rico. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at January 31, 2009, 73.2% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 2.6% to 37.8% of total investments.

(1)	Security (or a portion thereof) has been segregated to cover margin requirements on open financial futures contracts.
(2)	Security represents the underlying municipal bond of a tender option bond trust (see Note 1I).

See notes to financ ial statements
13

Eaton Vance Insured Municipals Fund as o f Januar y 31, 2009

PORTFOLIO OF INVESTMENTS

Tax-Exempt Investments — 99. 1%

Principal Amount
(000’s omitted)	Security	Value
Education — 2.2%
$1,000	Massachusetts Health and Educational Facilities
	Authority, (Harvard University), 5.50%, 11/15/36	$1,049,320
		$1,049,320

Hospital — 1.2%
$860	Michigan Hospital Finance Authority,
	(Henry Ford Health System), 5.00%, 11/15/38	$558,613
		$558,613

Housing — 0.3%
$160	Pinellas County, FL, Housing Finance Authority,
	(SFMR), (GNMA), (AMT), 5.80%, 3/1/29	$156,101
		$156,101

Industrial Development Revenue — 2.1%
$1,240	Liberty Development Corp., NY, (Goldman Sachs
	Group, Inc.), 5.25%, 10/1/35	$1,006,682
		$1,006,682

Insured-Education — 5.2%
$1,000	New York State Dormitory Authority, (AGC),
	5.00%, 7/1/25	$1,019,910
1,000	University of South Alabama, (BHAC),
	5.00%, 8/1/38	983,330
495	University of Vermont and State Agricultural College,
	(MBIA), 5.00%, 10/1/40	451,559
		$2,454,799

Insured-Electric Utilities — 3.3%
$500	Indiana Municipal Power Agency, (MBIA),
	5.00%, 1/1/42	$438,870
650	Puerto Rico Electric Power Authority, (FGIC), (MBIA),
	5.25%, 7/1/34	537,004
600	Puerto Rico Electric Power Authority, (MBIA),
	5.50%, 7/1/16	599,970
		$1,575,844

Insured-General Obligations — 12.5%
$1,000	Anderson County, SC, School District No. 5, (FSA),
	5.25%, 2/1/31	$1,012,160
1,000	Massachusetts, (AMBAC), 5.50%, 8/1/30	1,086,190

Principal Amount
(000’s omitted)	Security	Value

Insured-General Obligations (continued)
$700	Mississippi Development Bank Special Obligation,
	(AGC), 5.375%, 10/1/33(1)	$703,612
800	Monroe Township, NJ, Board of Education, Middlesex
	County, (AGC), 4.75%, 3/1/36	750,176
1,000	Philadelphia, PA, (AGC), 7.00%, 7/15/28	1,081,210
380	Puerto Rico, (FSA), 5.25%, 7/1/27	376,443
1,985	San Juan, CA, Unified School District, (FSA),
	0.00%, 8/1/23	935,253
		$5,945,044

Insured-Hospital — 11.8%
$1,000	Arizona Health Facilities Authority, (Banner Health),
	(BHAC), 5.50%, 1/1/38	$1,004,850
670	Brevard County, FL, Health Facilities Authority,
	(Health First, Inc.), (MBIA), 5.125%, 4/1/31	517,086
1,250	Indiana Health and Educational Facility Finance
	Authority, (Sisters of St. Francis Health Services),
	(FSA), 5.25%, 5/15/41	1,131,575
1,000	Maryland Health and Higher Educational Facilities
	Authority, (Lifebridge Health), (AGC),
	4.75%, 7/1/42(2)	807,660
50	Maryland Health and Higher Educational Facilities
	Authority, (Lifebridge Health), (AGC), 4.75%, 7/1/42	40,381
250	New Jersey Health Care Facilities Financing Authority,
	(Hackensack University Medical Center), (AGC),
	5.25%, 1/1/31	241,160
500	New Jersey Health Care Facilities Financing Authority,
	(Hackensack University Medical Center), (AGC),
	5.25%, 1/1/36	474,460
950	Sarasota County, FL, Public Hospital Board,
	(Sarasota Memorial Hospital), (MBIA),
	5.50%, 7/1/28	846,469
635	Vermont Educational and Health Buildings Financing
	Agency, (Fletcher Allen Health), (FSA),
	5.00%, 12/1/34	532,422
		$5,596,063

Insured-Housing — 1.1%
$500	Florida Housing Finance Authority, (Spinnaker Cove
	Apartments), (AMBAC), (AMT), 6.50%, 7/1/36	$500,035
		$500,035

Insured-Lease Revenue / Certificates of
Participation — 2.0%
$1,300	Hudson, NY, Infrastructure Corp., (MBIA),
	4.50%, 2/15/47	$962,884
		$962,884

See notes to financ ial statements
14

Eaton Vance Insured Municipals Fund as o f Januar y 31, 2009

PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Other Revenue — 4.4%
$425	Kentucky Economic Development Finance Authority,
	(Louisville Arena Project), (AGC), 6.00%, 12/1/33	$427,975
440	New York City, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AMBAC),
	4.75%, 1/1/42	319,334
160	New York City, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AMBAC),
	5.00%, 1/1/31	131,027
165	New York City, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AMBAC),
	5.00%, 1/1/36	129,886
300	New York City, NY, Industrial Development Agency,
	(Queens Baseball Stadium), (AMBAC),
	5.00%, 1/1/39	233,193
1,630	New York City, NY, Industrial Development Agency,
	(Yankee Stadium), (AGC), 0.00%, 3/1/32(1)	348,902
500	St. John’s County, FL, Industrial Development
	Authority, (Professional Golf), (MBIA),
	5.00%, 9/1/23	502,745
		$2,093,062

Insured-Solid Waste — 1.1%
$500	Dade County, FL, Resource Recovery Facilities,
	(AMBAC), (AMT), 5.50%, 10/1/13	$500,385
		$500,385

Insured-Special Assessment Revenue — 2.3%
$345	Celebration, FL, Community Development District,
	(MBIA), 5.125%, 5/1/20	$350,244
750	Crossings at Fleming Island, FL, Community
	Development District, (MBIA), 5.80%, 5/1/16	757,522
		$1,107,766

Insured-Special Tax Revenue — 11.8%
$1,015	Baton Rouge, LA, Public Improvement, (FSA),
	4.25%, 8/1/32	$868,830
1,250	Clearwater, FL, Spring Training Facilities, (MBIA),
	5.375%, 3/1/31(3)	1,283,450
320	Massachusetts Bay Transportation Authority, Revenue
	Assessment, (MBIA), 4.00%, 7/1/33	256,429
1,000	Massachusetts Special Obligation, Dedicated Tax
	Revenue, (FGIC), 5.50%, 1/1/29	997,550
5,055	Miami-Dade County, FL, Special Obligation, (MBIA),
	0.00%, 10/1/36	713,463
500	New York Convention Center Development Corp., Hotel
	Occupancy Tax, (AMBAC), 5.00%, 11/15/44	435,330
1,000	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 5.50%, 7/1/23	941,110

Principal Amount
(000’s omitted)	Security	Value

Insured-Special Tax Revenue (continued)
$1,220	Puerto Rico Sales Tax Financing, (AMBAC),
	0.00%, 8/1/54	$46,921
225	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/44	19,471
445	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/45	35,805
355	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/46	26,476
		$5,624,835

Insured-Student Loan — 2.1%
$1,000	Massachusetts Educational Financing Authority, (AGC),
	(AMT), 6.35%, 1/1/30	$989,670
		$989,670

Insured-Transportation — 12.6%
$780	Central Puget Sound, WA, Regional Transportation
	Authority, Sales and Use Tax Revenue, (FSA),
	5.00%, 11/1/34	$764,439
270	Chicago, IL, (O’Hare International Airport), (FSA),
	4.50%, 1/1/38	230,669
1,000	Idaho Housing and Finance Association, (AGC),
	5.25%, 7/15/25	1,060,800
1,115	Miami-Dade County, FL, Aviation Revenue, (Miami
	International Airport), (AGC), (CIFG), (AMT),
	5.00%, 10/1/38(4)	881,553
1,000	Minneapolis and St. Paul, MN, Metropolitan Airport
	Commission, (AMBAC), 4.50%, 1/1/32	864,720
1,000	New Jersey Transportation Trust Fund Authority, (AGC),
	5.25%, 12/15/38	1,011,320
780	Puerto Rico Highway and Transportation Authority,
	(AGC), (CIFG), 5.25%, 7/1/41(2)	752,922
500	Puerto Rico Highway and Transportation Authority,
	(AMBAC), 5.25%, 7/1/38	413,955
		$5,980,378

Insured-Water and Sewer — 18.5%
$1,440	Austin, TX, Water and Wastewater System Revenue,
	(BHAC), (FSA), 5.00%, 11/15/33(5)	$1,435,838
700	Bossier City, LA, Utilities Revenue, (BHAC),
	5.125%, 10/1/25	724,675
170	Bossier City, LA, Utilities Revenue, (BHAC),
	5.25%, 10/1/26	176,411
110	Bossier City, LA, Utilities Revenue, (BHAC),
	5.25%, 10/1/27	113,356
170	Bossier City, LA, Utilities Revenue, (BHAC),
	5.50%, 10/1/38	174,344
1,260	Fernley, NV, (AGC), 5.00%, 2/1/38	1,226,144

See notes to financial statements
15

Eaton Vance Insured Municipals Fund as o f Januar y 31, 2009

PORTFOLIO OF INVESTMENTS CONT’D

Principal Amount
(000’s omitted)	Security	Value

Insured-Water and Sewer (continued)
$250	Florida Governmental Utility Authority, (Barefoot Bay
	Utility System), (AMBAC), 5.00%, 10/1/29	$224,410
225	Houston, TX, Utility System, (BHAC), (FSA),
	5.00%, 11/15/33	223,087
1,000	Jacksonville, FL, Water and Sewer, (AMBAC), (AMT),
	6.35%, 8/1/25	969,530
500	Marco Island, FL, Utility System, (MBIA),
	5.00%, 10/1/27	488,690
635	New York City, NY, Municipal Water Finance Authority,
	(BHAC), 5.75%, 6/15/40	667,880
705	Ogden City, UT, Sewer and Water, (FSA),
	4.50%, 6/15/38	605,560
370	Pearland, TX, Waterworks and Sewer Systems, (FSA),
	4.50%, 9/1/34	329,829
290	Tampa Bay, FL, Water Utility System, (FGIC),
	4.75%, 10/1/27	277,179
1,160	Wichita, KS, Water and Sewer Utility, (AGC),
	5.00%, 10/1/32	1,134,724
		$8,771,657

Special Tax Revenue — 1.4%
$810	Puerto Rico Sales Tax Financing, 5.25%, 8/1/57	$664,225
		$664,225

Transportation — 3.2%
$2,730	New Jersey Transportation Trust Fund Authority,
	0.00%, 12/15/35	$486,759
1,045	Port Authority of New York and New Jersey,
	5.00%, 7/15/35	1,029,889
		$1,516,648

Total Tax-Exempt Investments — 99.1%
(identified cost $49,420,227)		$47,054,011

Other Assets, Less Liabilities — 0.9%		$427,264

Net Assets — 100.0%		$47,481,275

Industry and sector classifications are unaudited.

AGC - Assured Guaranty Corp.
AMBAC - AMBAC Financial Group, Inc.
AMT - Interest earned from these securities may be considered a tax preference item for purposes of the Federal Alternative
Minimum Tax.
BHAC - Berkshire Hathaway Assurance Corp.
CIFG - CIFG Assurance North America, Inc.
FGIC - Financial Guaranty Insurance Company
FSA - Financial Security Assurance, Inc.

GNMA - Government National Mortgage Association
MBIA - Municipal Bond Insurance Association
SFMR - Single Family Mortgage Revenue

At January 31, 2009, the concentration of the Fund’s investments in the various states, determined as a percentage of net assets, is as follows:

Florida	18.9%
New York	13.2%
Other, representing less than 10% individually	67.0%

The Fund invests primarily in debt securities issued by municipalities. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at January 31, 2009, 89.5% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 3.5% to 27.5% of total investments.

(1)	When-issued security.
(2)	Security represents the underlying municipal bond of a tender option bond trust (see Note 1I).
(3)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.
(4)	Security (or a portion thereof) has been pledged as collateral for open swap contracts.
(5)	Security (or a portion thereof) has been segregated to cover margin requirements on open financial futures contracts.

See notes to financial statements
16

Eaton Vance Kansas Municipals Fund as o f Januar y 31, 2009

PORTFOLIO OF INVESTMENTS

Tax-Exempt Investm ents — 96. 7%

Principal Amount
(000’s omitted)	Security	Value

Electric Utilities — 1.0%
$375	Puerto Rico Electric Power Authority, 5.00%, 7/1/25	$319,391
		$319,391

Escrowed / Prerefunded — 5.4%
$415	Labette County, SFMR, Escrowed to Maturity,
	0.00%, 12/1/14	$361,623
1,000	Saline County, SFMR, Escrowed to Maturity,
	0.00%, 12/1/15	839,250
500	University of Kansas Hospital Authority, Prerefunded to
	9/1/12, 5.50%, 9/1/22	570,790
		$1,771,663

Hospital — 8.1%
$500	Kansas Development Finance Authority,
	(Hays Medical Center), 5.00%, 11/15/22	$479,275
750	Lawrence Memorial Hospital, 5.125%, 7/1/36	579,892
500	Olathe Health Facilities, (Olathe Medical Center),
	5.00%, 9/1/29	425,830
825	Salina Hospital, (Salina Regional Health Center),
	5.00%, 10/1/36	635,423
250	Sedgwick County Health Care Facility,
	(Catholic Care Center, Inc.), 5.875%, 11/15/31	238,953
410	University of Kansas Hospital Authority,
	4.50%, 9/1/32	317,664
		$2,677,037

Insured-Education — 6.9%
$100	Kansas Development Finance Authority,
	(Kansas Board of Regents), (AMBAC),
	5.00%, 4/1/14	$110,313
250	Kansas Development Finance Authority,
(Kansas State University Housing Systems), (MBIA),
	4.375%, 4/1/32	209,678
1,000	Kansas Development Finance Authority,
(Kansas State University Housing Systems), (MBIA),
	4.50%, 4/1/37	835,070
550	Kansas Development Finance Authority,
	(Kansas State University-Athletic Facility), (AMBAC),
	0.00%, 7/1/18	378,571
750	Kansas Development Finance Authority,
	(University of Kansas Center for Research), (XLCA),
	5.00%, 2/1/26	739,027
		$2,272,659

Principal Amount
(000’s omitted)	Security	Value

Insured-Electric Utilities — 7.3%
$250	Augusta, Electric System, (AMBAC), 5.00%, 8/1/22 $ 251,355
765	Burlington, PCR, (Kansas Gas & Electric Co.), (MBIA),
	5.30%, 6/1/31	604,633
665	La Cygne, (Kansas City Power & Light Co.), (XLCA),
	4.65%, 9/1/35	487,405
325	Puerto Rico Electric Power Authority, (FGIC), (MBIA),
	5.25%, 7/1/30	273,088
375	Puerto Rico Electric Power Authority, (FGIC), (MBIA),
	5.25%, 7/1/34	309,810
500	Wyandotte County & Kansas City Unified Government
	Utilities System, (FSA), 5.00%, 9/1/28	494,440
		$2,420,731

Insured-Escrowed / Prerefunded — 8.8%
$1,350	Butler County, Unified School District #490, (FSA),
	Prerefunded to 9/1/15, 5.00%, 9/1/30(1) $ 1,606,527
500	Chisholm Creek Utility Authority, Water and
	Wastewater, (Bel Aire & Park City), (MBIA),
	Prerefunded to 9/1/12, 5.25%, 9/1/20	567,185
250	Kansas Development Finance Authority,
(7th and Harrison Project), (AMBAC), Prerefunded to
	12/1/09, 5.75%, 12/1/27	260,995
350	Kansas Development Finance Authority,
	(Power Water Supply), (AMBAC), Prerefunded to
	4/1/12, 5.50%, 4/1/13	395,549
55	Kansas Development Finance Authority,
	(Stormont-Vail Healthcare), (MBIA), Prerefunded to
	11/15/11, 5.375%, 11/15/24	61,310
		$2,891,566

Insured-General Obligations — 21.1%
$1,330	Butler County, Unified School District #402, (AGC),
	5.125%, 9/1/32	$1,331,436
870	Geary County, (XLCA), 3.50%, 9/1/31	625,025
350	Geary County, Unified School District #475, (MBIA),
	3.00%, 9/1/26	254,090
500	Harvey County, Unified School District #373, (MBIA),
	5.00%, 9/1/26	494,790
600	Johnson County, Unified School District #231,
	(AMBAC), 5.00%, 10/1/27	586,428
200	Johnson County, Unified School District #231, (FGIC),
	(MBIA), 6.00%, 10/1/16	240,704
300	Johnson County, Unified School District #233, (FGIC),
	(MBIA), 5.50%, 9/1/17	362,781
500	Leavenworth County, Unified School District #453,
	(AGC), 5.125%, 3/1/29(2)	493,495
240	Puerto Rico, (MBIA), 5.50%, 7/1/20	234,230
750	Reno County, Unified School District #308, (MBIA),
	4.00%, 9/1/26	633,068

See notes to financial statements
17

Eaton Vance Kansas Municipals Fund as o f Januar y 31, 2009

PORTFOLIO OF INVESTMENTS CON T’D

Principal Amount
(000’s omitted)	Security	Value

Insured-General Obligations (continued)
$150	Sedgwick County, Unified School District #259, (FSA),
	2.50%, 10/1/17	$145,427
600	Sedgwick County, Unified School District #259, (FSA),
	2.50%, 10/1/18	567,216
500	Sedgwick County, Unified School District #262, (AGC),
	4.75%, 9/1/28	482,665
500	Wyandotte County & Kansas City Unified Government,
	(FSA), 5.00%, 8/1/27	506,565
		$6,957,920

Insured-Hospital — 6.9%
$250	Coffeyville Public Building Commission Health Care
	Facility, (Coffeyville Regional Medical Center),
	(AMBAC), 5.00%, 8/1/22	$225,415
500	Kansas Development Finance Authority, (Sisters of
	Charity-Leavenworth), (MBIA), 5.00%, 12/1/25	480,970
500	Kansas Development Finance Authority,
	(St. Luke’s/Shawnee Mission), (MBIA),
	5.375%, 11/15/26	434,015
600	Kansas Development Finance Authority, (Stormont-Vail
	Healthcare), (MBIA), 4.75%, 11/15/36	414,858
545	Kansas Development Finance Authority, (Stormont-Vail
	Healthcare), (MBIA), 5.375%, 11/15/24	479,578
250	Manhattan Hospital, (Mercy Health Center), (FSA),
	5.20%, 8/15/26	234,925
		$2,269,761

Insured-Housing — 0.8%
$250	Augusta Public Building Commission Revenue,
	(Cottonwood Point, Inc.), (MBIA), 5.25%, 4/1/22	$250,365
		$250,365

Insured-Industrial Development Revenue — 0.8%
$250	Wyandotte, (BPU Office Building), (MBIA),
	5.00%, 5/1/21	$253,650
		$253,650

Insured-Lease Revenue / Certificates of
Participation — 1.6%
$500	Kansas Development Finance Authority, (Capital
	Restoration Parking Facility), (FSA),
	5.00%, 10/1/21(3)	$523,940
		$523,940

Principal Amount
(000’s omitted)	Security	Value

Insured-Other Revenue — 2.9%
$250	Kansas Development Finance Authority, (Department of
	Administration), (FGIC), (MBIA), 5.00%, 11/1/25	$255,983
440	Kansas Development Finance Authority, (Kansas State
	Projects), (MBIA), 5.00%, 5/1/26	446,736
250	Kansas Development Finance Authority, (Kansas State
	Projects), (MBIA), 5.25%, 11/1/26	259,427
		$962,146

Insured-Public Power / Electric Utilities — 2.2%
$250	Wyandotte County & Kansas City Unified Government,
	(BHAC), 5.25%, 9/1/34(2)	$253,310
500	Wyandotte County & Kansas City Unified Government,
	(FSA), 5.00%, 9/1/32	479,915
		$733,225

Insured-Special Tax Revenue — 2.8%
$250	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 0.00%, 7/1/28	$61,187
150	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 0.00%, 7/1/37	17,690
4,450	Puerto Rico Infrastructure Financing Authority,
	(AMBAC), 0.00%, 7/1/44	313,280
2,895	Puerto Rico Sales Tax Financing, (AMBAC),
	0.00%, 8/1/54	111,342
530	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/44	45,866
3,685	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/45	296,495
850	Puerto Rico Sales Tax Financing, (MBIA),
	0.00%, 8/1/46	63,393
		$909,253

Insured-Transportation — 5.3%
$750	Kansas Turnpike Authority, (FSA), 5.00%, 9/1/24	$757,560
600	Puerto Rico Highway and Transportation Authority,
	(AGC), (CIFG), 5.25%, 7/1/41(4)	579,171
500	Puerto Rico Highway and Transportation Authority,
	(FGIC), 5.25%, 7/1/39	410,765
		$1,747,496

Insured-Water and Sewer — 8.9%
$1,000	Chisholm Creek Utility Authority, Water & Wastewater
	Facilities, (AMBAC), 4.25%, 9/1/29	$804,170
500	Kansas Development Finance Authority, Public Water
	Supply, (AMBAC), 5.00%, 4/1/24	508,015

See notes to financial statements
18

Eaton Vance Kansas Municipals Fund as o f Januar y 31, 2009

PORTFOLIO OF INVESTMENTS CON T’D

Principal Amount
(000’s omitted)	Security	Value
Insured-Water and Sewer (continued)
$1,000	Lawrence Water and Sewer System, (MBIA),
	4.50%, 11/1/32	$891,560
750	Wichita Water and Sewer Utility, (AGC),
	5.00%, 10/1/32	733,657
		$2,937,402

Special Tax Revenue — 1.0%
$410	Puerto Rico Sales Tax Financing, 5.25%, 8/1/57	$336,212
		$336,212

Water and Sewer — 4.9%
$750	Johnson County, Water District #1, 3.25%, 12/1/30	$539,948
1,000	Johnson County, Water District #1, 4.25%, 6/1/32	866,660
200	Kansas Development Finance Authority,
	(Water Pollution Control), 5.00%, 11/1/21	212,116
		$1,618,724

Total Tax-Exempt Investments — 96.7%
(identified cost $34,699,073)		$31,853,141

Other Assets, Less Liabilities — 3.3%		$1,083,853

Net Assets — 100.0%		$32,936,994

(1)	Security (or a portion thereof) has been segregated to cover payable for when-issued securities.
(2)	When-issued security.
(3)	Security (or a portion thereof) has been segregated to cover margin requirements on open financial futures contracts.
(4)	Security represents the underlying municipal bond of a tender option bond trust (see Note 1I).

Industry and sector classifications are unaudited.

AGC – Assured Guaranty Corp.
AMBAC – AMBAC Financial Group, Inc.
BHAC – Berkshire Hathaway Assurance Corp.
CIFG – CIFG Assurance North America, Inc.
FGIC – Financial Guaranty Insurance Company
FSA – Financial Security Assurance, Inc.
MBIA – Municipal Bond Insurance Association
PCR – Pollution Control Revenue
SFMR – Single Family Mortgage Revenue
XLCA – XL Capital Assurance, Inc.

The Fund invests primarily in debt securities issued by Kansas municipalities. In addition, 10.2% of the Fund’s net assets at January 31, 2009 were invested in municipal obligations issued by Puerto Rico. The ability of the issuers of the debt securities to meet their obligations may be affected by economic developments in a specific industry or municipality. In order to reduce the risk associated with such economic developments, at January 31, 2009, 78.9% of total investments are backed by bond insurance of various financial institutions and financial guaranty assurance agencies. The aggregate percentage insured by an individual financial institution ranged from 0.8% to 30.3% of total investments.

See notes to financ ial statements
19

Eaton Vance Municipals Funds as o f Januar y 31, 200

FINANCIAL STATEMENTS

Stateme nts of Assets and L iabilities

As of January 31, 2009

		Insured
	Hawaii Fund	Municipals Fund	Kansas Fund

Assets
Investments —
Identified cost	$17,916,978	$49,420,227	$34,699,073
Unrealized depreciation	(1,601,911)	(2,366,216)	(2,845,932)
Investments, at value	$16,315,067	$47,054,011	$31,853,141
Cash	989,129	2,447,050	1,156,970
Interest receivable	135,495	568,076	486,809
Receivable for Fund shares sold	29,211	236,816	749,339
Receivable for variation margin on open financial futures contracts	4,312	26,688	50,313
Total assets	$17,473,214	$50,332,641	$34,296,572

Liabilities
Payable for floating rate notes issued	$220,000	$1,140,000	$300,000
Payable for when-issued securities	—	971,695	743,603
Payable for open swap contracts	163,784	546,630	205,273
Payable for Fund shares redeemed	6,036	22,113	10,435
Distributions payable	31,934	101,451	45,774
Payable to affiliates:
Investment adviser fee	2,118	10,292	5,365
Distribution and service fees	4,567	14,519	8,431
Interest expense and fees payable	622	1,907	849
Accrued expenses	36,482	42,759	39,848
Total liabilities	$465,543	$2,851,366	$1,359,578
Net Assets	$17,007,671	$47,481,275	$32,936,994

Sources of Net Assets
Paid-in capital	$20,139,263	$53,585,280	$38,283,597
Accumulated net realized loss	(1,322,317)	(2,984,651)	(1,955,863)
Accumulated distributions in excess of net investment income	(31,934)	(101,451)	(45,774)
Net unrealized depreciation	(1,777,341)	(3,017,903)	(3,344,966)
Net Assets	$17,007,671	$47,481,275	$32,936,994

Class A Shares
Net Assets	$14,319,355	$36,304,698	$27,767,782
Shares Outstanding	1,809,700	3,962,242	3,111,891
Net Asset Value and Redemption Price Per Share
(net assets shares of beneficial interest outstanding)	$7.91	$9.16	$8.92
Maximum Offering Price Per Share
(100 95.25 of net asset value per share)	$8.30	$9.62	$9.36

See notes to financial statements
20

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CON T’D

Statements of Assets and L iabilities

As of January 31, 2009

		Insured
	Hawaii Fund	Municipals Fund	Kansas Fund

Class B Shares
Net Assets	$2,572,471	$5,928,798	$2,993,429
Shares Outstanding	321,083	654,379	338,250
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$8.01	$9.06	$8.85

Class C Shares
Net Assets	$115,845	$5,247,779	$2,175,783
Shares Outstanding	14,451	578,429	245,649
Net Asset Value and Offering Price Per Share*
(net assets shares of beneficial interest outstanding)	$8.02	$9.07	$8.86

On sales of $25,000 or more, the offering price of Class A shares is reduced.

* Redemption price per share is equal to the net asset value less any applicable contingent deferred sales charge.

See notes to financial statements
21

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CON T’D

Statements of Operations

For the Year Ended January 31, 2009

		Insured
	Hawaii Fund	Municipals Fund	Kansas Fund

Investment Income
Interest	$953,264	$2,037,989	$1,783,641
Total investment income	$953,264	$2,037,989	$1,783,641

Expenses
Investment adviser fee	$26,795	$86,722	$74,983
Distribution and service fees
Class A	28,384	58,941	59,187
Class B	31,480	64,305	31,607
Class C	457	18,010	18,854
Trustees’ fees and expenses	1,093	1,848	1,744
Custodian fee	20,208	27,601	30,833
Transfer and dividend disbursing agent fees	9,406	11,924	13,096
Legal and accounting services	44,498	53,456	42,704
Printing and postage	3,727	6,687	7,011
Registration fees	5,166	55,248	5,550
Interest expense and fees	23,998	65,744	20,465
Miscellaneous	16,799	21,808	21,944
Total expenses	$212,011	$472,294	$327,978
Deduct —
Reduction of custodian fee	$4,501	$14,688	$8,001
Total expense reductions	$4,501	$14,688	$8,001

Net expenses	$207,510	$457,606	$319,977

Net investment income	745,754	1,580,383	1,463,664

Realized and Unrealized Gain (Loss)
Net realized gain (loss) —
Investment transactions	29,738	(172,096)	250,120
Financial futures contracts	(353,747)	(656,989)	(999,171)
Swap contracts	(437,587)	(275,175)	(363,716)
Net realized loss	(761,596)	(1,104,260)	(1,112,767)
Change in unrealized appreciation (depreciation) —
Investments	(2,146,603)	(3,504,780)	(3,642,852)
Financial futures contracts	25,748	(37,327)	(105,546)
Swap contracts	(98,497)	(419,939)	(113,498)
Net change in unrealized appreciation (depreciation)	(2,219,352)	(3,962,046)	(3,861,896)

Net realized and unrealized loss	(2,980,948)	(5,066,306)	(4,974,663)

Net decrease in net assets from operations	(2,235,194)	(3,485,923)	(3,510,999)

See notes to financial statements
22

Eaton Vance Municipals Funds as o f Januar y 31, 200

FINANCIAL STATEMENTS CONT’D

Stateme nts of Changes in Net Assets

For the Year Ended January 31, 2009

		Insured
Increase (Decrease) in Net Assets	Hawaii Fund	Municipals Fund	Kansas Fund
From operations —
Net investment income	$745,754	$1,580,383	$1,463,664
Net realized loss from investment transactions, financial futures
contracts and swap contracts	(761,596)	(1,104,260)	(1,112,767)
Net change in unrealized appreciation (depreciation) from investments,
financial futures contracts and swap contracts	(2,219,352)	(3,962,046)	(3,861,896)
Net decrease in net assets from operations	$(2,235,194)	$(3,485,923)	$(3,510,999)
Distributions to shareholders —
From net investment income
Class A	$(642,975)	$(1,404,714)	$(1,304,438)
Class B	(121,719)	(264,585)	(119,826)
Class C	(1,820)	(80,190)	(72,290)
Total distributions to shareholders	$(766,514)	$(1,749,489)	$(1,496,554)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$3,192,937	$17,593,054	$8,502,360
Class B	220,330	704,592	166,738
Class C	86,987	4,961,230	1,551,799
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	341,442	621,399	804,754
Class B	62,119	122,576	73,655
Class C	1,380	33,505	40,079
Cost of shares redeemed
Class A	(3,190,330)	(8,038,015)	(8,320,222)
Class B	(332,178)	(1,068,886)	(186,643)
Class C	—	(786,857)	(779,360)
Net asset value of shares exchanged
Class A	687,945	738,012	335,083
Class B	(687,945)	(738,012)	(335,083)
Net increase in net assets from Fund share transactions	$382,687	$14,142,598	$1,853,160

Net increase (decrease) in net assets	$(2,619,021)	$8,907,186	$(3,154,393)

Net Assets
At beginning of year	$19,626,692	$38,574,089	$36,091,387
At end of year	$17,007,671	$47,481,275	$32,936,994

Accumulated distributions in excess of net
investment income included in net assets
At end of year	$(31,934)	$(101,451)	$(45,774)

See notes to financial statements
23

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CONT’D

Statements of Chang es in Net Assets

For the Year Ended January 31, 2008

		Insured
Increase (Decrease) in Net Assets	Hawaii Fund	Municipals Fund	Kansas Fund
From operations —
Net investment income	$798,033	$1,644,921	$1,292,851
Net realized loss from investment transactions, financial futures
contracts and swap contracts	(77,206)	(182,329)	(446,231)
Net change in unrealized appreciation (depreciation) from investments,
financial futures contracts and swap contracts	(772,962)	(1,843,458)	(641,798)
Net increase (decrease) in net assets from operations	$(52,135)	$(380,866)	$204,822
Distributions to shareholders —
From net investment income
Class A	$(651,431)	$(1,300,889)	$(1,117,026)
Class B	(148,722)	(311,717)	(130,444)
Class C	(78)	(11,456)	(46,597)
Total distributions to shareholders	$(800,231)	$(1,624,062)	$(1,294,067)
Transactions in shares of beneficial interest —
Proceeds from sale of shares
Class A	$5,886,424	$4,862,648	$13,845,413
Class B	181,981	187,151	200,198
Class C	34,269	1,467,639	1,796,904
Net asset value of shares issued to shareholders in payment of distributions declared
Class A	335,862	556,363	616,697
Class B	69,267	141,162	83,109
Class C	78	4,506	20,521
Cost of shares redeemed
Class A	(4,509,888)	(6,052,377)	(6,250,330)
Class B	(878,555)	(1,516,187)	(401,298)
Class C	—	(340,126)	(851,884)
Net asset value of shares exchanged
Class A	834,305	799,527	244,056
Class B	(834,305)	(799,527)	(244,056)
Net increase (decrease) in net assets from Fund share transactions	$1,119,438	$(689,221)	$9,059,330

Net increase (decrease) in net assets	$267,072	$(2,694,149)	$7,970,085

Net Assets
At beginning of year	$19,359,620	$41,268,238	$28,121,302
At end of year	$19,626,692	$38,574,089	$36,091,387

Accumulated distributions in excess of net
investment income included in net assets
At end of year	$(31,770)	$(65,300)	$(35,705)

See notes to financial statements
24

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CONT’D

Financial Hig hlig hts

	Hawaii Fund — Class A
	Year Ended January 31,
	2009	2008		2007	2006		2005
Net asset value — Beginning of year	$9.370	$9.770		$9.670	$9.850		$9.910

Income (loss) from operations
Net investment income(1)	$0.376	$0.390		$0.406	$0.408		$0.444
Net realized and unrealized gain (loss)	(1.448)	(0.398)		0.096	(0.172)		(0.069)
Total income (loss) from operations	$(1.072)	$(0.008)		$0.502	$0.236		$0.375

Less distributions
From net investment income	$(0.388)	$(0.392)		$(0.402)	$(0.416)		$(0.435)
Total distributions	$(0.388)	$(0.392)		$(0.402)	$(0.416)		$(0.435)
Net asset value — End of year	$7.910	$9.370		$9.770	$9.670		$9.850

Total Return(2)	(11.62)%	(0.09)%		5.28%	2.46	%(3)	3.91%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$14,319	$15,720		$13,856	$10,239		$8,394
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.93%	0.83	%(4)	0.82%	0.88%		0.80	%(5)
Interest and fee expense(6)	0.14%	0.31%		0.35%	0.18%		0.10	%(5)
Total expenses before custodian fee reduction	1.07%	1.14	%(4)	1.17%	1.06%		0.90	%(5)
Expenses after custodian fee reduction excluding interest and fees	0.90%	0.75	%(4)	0.78%	0.86%		0.79	%(5)
Net investment income	4.39%	4.06%		4.16%	4.20%		4.55%
Portfolio Turnover of the Portfolio	—	—		—	—		19	%(7)
Portfolio Turnover of the Fund	12%	20%		28%	22%		7%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)

During the year ended January 31, 2006, the Fund realized a gain on the disposal of an investment security which did not meet investment guidelines. The gain was less than $0.01 per share and had no effect on total return.

(4)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.

(5)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

See notes to financ ial statements
25

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CO N T ’ D

Financ ial Hig hlig hts

	Hawaii Fund — Class B
	Year Ended January 31,
	2009	2008		2007	2006		2005
Net asset value — Beginning of year	$9.490	$9.890		$9.780	$9.970		$10.040

Income (loss) from operations
Net investment income(1)	$0.318	$0.324		$0.340	$0.344		$0.379
Net realized and unrealized gain (loss)	(1.477)	(0.402)		0.102	(0.187)		(0.083)
Total income (loss) from operations	$(1.159)	$(0.078)		$0.442	$0.157		$0.296

Less distributions
From net investment income	$(0.321)	$(0.322)		$(0.332)	$(0.347)		$(0.366)
Total distributions	$(0.321)	$(0.322)		$(0.332)	$(0.347)		$(0.366)
Net asset value — End of year	$8.010	$9.490		$9.890	$9.780		$9.970

Total Return(2)	(12.37)%	(0.81)%		4.58%	1.62	%(3)	3.21	%(4)

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$2,572	$3,872		$5,504	$6,681		$10,063
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.67%	1.58	%(5)	1.57%	1.63%		1.55	%(6)
Interest and fee expense(7)	0.14%	0.31%		0.35%	0.18%		0.10	%(6)
Total expenses before custodian fee reduction	1.81%	1.89	%(5)	1.92%	1.81%		1.65	%(6)
Expenses after custodian fee reduction excluding interest and fees	1.65%	1.50	%(5)	1.53%	1.61%		1.54	%(6)
Net investment income	3.65%	3.33%		3.45%	3.49%		3.83%
Portfolio Turnover of the Portfolio	—	—		—	—		19	%(8)
Portfolio Turnover of the Fund	12%	20%		28%	22%		7%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)

During the year ended January 31, 2006, the Fund realized a gain on the disposal of an investment security which did not meet investment guidelines. The gain was less than $0.01 per share and had no effect on total return.

(4)	Total return reflects an increase of 0.13% due to a change in the timing of the payment and reinvestment of distributions.
(5)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.

(6)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(7)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(8)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

See notes to financial statements
26

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CO N T ’ D

Financ ial Hig hlig hts

	Hawaii Fund — Class C
	Year Ended	Period Ended
	January 31, 2009	January 31, 2008(1)
Net asset value — Beginning of period	$9.490	$9.700

Income (loss) from operations
Net investment income(2)	$0.297	$0.105
Net realized and unrealized loss	(1.446)	(0.208)
Total loss from operations	$(1.149)	$(0.103)

Less distributions
From net investment income	$(0.321)	$(0.107)
Total distributions	$(0.321)	$(0.107)

Net asset value — End of period	$8.020	$9.490
Total Return(3)	(12.37)%	(1.06	)%(7)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$116	$34
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.68%	1.58	%(4)
Interest and fee expense(5)	0.14%	0.31	%(4)
Total expenses before custodian fee reduction	1.82%	1.89	%(4)
Expenses after custodian fee reduction excluding interest and fees	1.65%	1.50	%(4)
Net investment income	3.56%	3.26	%(4)
Portfolio Turnover	12%	20	%(6)

(1)	For the period from the start of business, October 1, 2007, to January 31, 2008.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)	Annualized.
(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(6)	For the year ended January 31, 2008.
(7)	Not annualized.

See notes to financial statements
27

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CO N T ’ D

Financ ial Hig hlig hts

	Insured Municipals Fund — Class A
	Year Ended January 31,
	2009	2008		2007	2006	2005
Net asset value — Beginning of year	$10.760	$11.320		$11.170	$11.380	$11.540

Income (loss) from operations
Net investment income(1)	$0.423	$0.474		$0.483	$0.490	$0.524
Net realized and unrealized gain (loss)	(1.555)	(0.565)		0.148	(0.204)	(0.155)
Total income (loss) from operations	$(1.132)	$(0.091)		$0.631	$0.286	$0.369

Less distributions
From net investment income	$(0.468)	$(0.469)		$(0.481)	$(0.496)	$(0.529)
Total distributions	$(0.468)	$(0.469)		$(0.481)	$(0.496)	$(0.529)
Net asset value — End of year	$9.160	$10.760		$11.320	$11.170	$11.380

Total Return(2)	(10.69)%	(0.85)%		5.76%	2.58%	3.34%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$36,305	$29,433		$30,822	$30,896	$25,848
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.90%	0.71	%(3)	0.73%	0.72%	0.70	%(4)
Interest and fee expense(5)	0.17%	0.56%		0.39%	0.20%	0.23	%(4)
Total expenses before custodian fee reduction	1.07%	1.27	%(3)	1.12%	0.92%	0.93	%(4)
Expenses after custodian fee reduction excluding interest and fees	0.86%	0.69	%(3)	0.71%	0.70%	0.69	%(4)
Net investment income	4.31%	4.27%		4.29%	4.36%	4.64%
Portfolio Turnover of the Portfolio	—	—		—	—	0	%(6)
Portfolio Turnover of the Fund	79%	34%		33%	28%	12%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.

(4)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(6)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

See notes to financial statements
28

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CO N T ’ D

Financ ial Hig hlig hts

	Insured Municipals Fund — Class B
	Year Ended January 31,
	2009	2008		2007	2006	2005
Net asset value — Beginning of year	$10.640	$11.190		$11.040	$11.250	$11.420

Income (loss) from operations
Net investment income(1)	$0.348	$0.388		$0.396	$0.406	$0.436
Net realized and unrealized gain (loss)	(1.545)	(0.558)		0.146	(0.209)	(0.167)
Total income (loss) from operations	$(1.197)	$(0.170)		$0.542	$0.197	$0.269

Less distributions
From net investment income	$(0.383)	$(0.380)		$(0.392)	$(0.407)	$(0.439)
Total distributions	$(0.383)	$(0.380)		$(0.392)	$(0.407)	$(0.439)
Net asset value — End of year	$9.060	$10.640		$11.190	$11.040	$11.250

Total Return(2)	(11.40)%	(1.57)%		4.99%	1.78%	2.64	%(3)

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$5,929	$7,998		$10,421	$13,650	$18,170
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.65%	1.46	%(4)	1.48%	1.47%	1.45	%(5)
Interest and fee expense(6)	0.17%	0.56%		0.39%	0.20%	0.23	%(5)
Total expenses before custodian fee reduction	1.82%	2.02	%(4)	1.87%	1.67%	1.68	%(5)
Expenses after custodian fee reduction excluding interest and fees	1.61%	1.44	%(4)	1.46%	1.45%	1.44	%(5)
Net investment income	3.55%	3.52%		3.56%	3.64%	3.89%
Portfolio Turnover of the Portfolio	—	—		—	—	0	%(7)
Portfolio Turnover of the Fund	79%	34%		33%	28%	12%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)	Total return reflects an increase of 0.13% due to a change in the timing of the payment and reinvestment of distributions.
(4)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.

(5)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

See notes to financial statements
29

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CO N T ’ D

Financ ial Hig hlig hts

	Insured Municipals Fund — Class C
	Year Ended January 31,			Period Ended
	2009	2008		January 31, 2007
Net asset value — Beginning of period	$10.650	$11.190		$11.040

Income (loss) from operations
Net investment income(2)	$0.341	$0.383		$0.202
Net realized and unrealized gain (loss)	(1.538)	(0.543)		0.209
Total income (loss) from operations	$(1.197)	$(0.160)		$0.411

Less distributions
From net investment income	$(0.383)	$(0.380)		$(0.261)
Total distributions	$(0.383)	$(0.380)		$(0.261)
Net asset value — End of period	$9.070	$10.650		$11.190
Total Return(3)	(11.39)%	(1.48)%		3.76	%(8)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$5,248	$1,144		$26
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.64%	1.45	%(4)	1.48	%(5)
Interest and fee expense(6)	0.17%	0.56%		0.39	%(5)
Total expenses before custodian fee reduction	1.81%	2.01	%(4)	1.87	%(5)
Expenses after custodian fee reduction excluding interest and fees	1.60%	1.43	%(4)	1.46	%(5)
Net investment income	3.65%	3.53%		2.70	%(5)
Portfolio Turnover	79%	34%		33	%(7)

(1)	For the period from the start of business, June 2, 2006, to January 31, 2007.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.

(5)	Annualized.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	For the year ended January 31, 2007.
(8)	Not annualized.

See notes to financial statements
30

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CO N T ’ D

Financ ial Hig hlig hts

	Kansas Fund — Class A
	Year Ended January 31,
	2009	2008		2007	2006	2005
Net asset value — Beginning of year	$10.180	$10.520		$10.360	$10.560	$10.680

Income (loss) from operations
Net investment income(1)	$0.407	$0.416		$0.426	$0.434	$0.470
Net realized and unrealized gain (loss)	(1.251)	(0.338)		0.163	(0.200)	(0.114)
Total income (loss) from operations	$(0.844)	$0.078		$0.589	$0.234	$0.356

Less distributions
From net investment income	$(0.416)	$(0.418)		$(0.429)	$(0.434)	$(0.476)
Total distributions	$(0.416)	$(0.418)		$(0.429)	$(0.434)	$(0.476)
Net asset value — End of year	$8.920	$10.180		$10.520	$10.360	$10.560

Total Return(2)	(8.39)%	0.74%		5.79%	2.28%	3.46%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$27,768	$30,715		$23,177	$17,112	$15,920
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	0.77%	0.72	%(3)	0.77%	0.83%	0.77	%(4)
Interest and fee expense(5)	0.06%	0.15%		0.25%	0.23%	0.12	%(4)
Total expenses before custodian fee reduction	0.83%	0.87	%(3)	1.02%	1.06%	0.89	%(4)
Expenses after custodian fee reduction excluding interest and fees	0.74%	0.66	%(3)	0.73%	0.82%	0.76	%(4)
Net investment income	4.31%	4.01%		4.08%	4.17%	4.48%
Portfolio Turnover of the Portfolio	—	—		—	—	10	%(6)
Portfolio Turnover of the Fund	29%	20%		12%	17%	8%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.

(4)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(5)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(6)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

See notes to financial statements
31

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CO N T ’ D

Financ ial Hig hlig hts

	Kansas Fund — Class B
	Year Ended January 31,
	2009	2008		2007	2006	2005
Net asset value — Beginning of year	$10.100	$10.430		$10.280	$10.470	$10.590

Income (loss) from operations
Net investment income(1)	$0.335	$0.337		$0.348	$0.355	$0.394
Net realized and unrealized gain (loss)	(1.246)	(0.331)		0.150	(0.192)	(0.120)
Total income (loss) from operations	$(0.911)	$0.006		$0.498	$0.163	$0.274

Less distributions
From net investment income	$(0.339)	$(0.336)		$(0.348)	$(0.353)	$(0.394)
Total distributions	$(0.339)	$(0.336)		$(0.348)	$(0.353)	$(0.394)
Net asset value — End of year	$8.850	$10.100		$10.430	$10.280	$10.470

Total Return(2)	(9.11)%	0.05%		4.92%	1.60%	2.84%

Ratios/Supplemental Data
Net assets, end of year (000’s omitted)	$2,993	$3,729		$4,221	$5,071	$6,158
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.52%	1.48	%(4)	1.52%	1.58%	1.52%
Interest and fee expense(6)	0.06%	0.15%		0.25%	0.23%	0.12%
Total expenses before custodian fee reduction	1.58%	1.63	%(4)	1.77%	1.81%	1.64%
Expenses after custodian fee reduction excluding interest and fees	1.50%	1.41	%(4)	1.48%	1.57%	1.51%
Net investment income	3.57%	3.27%		3.37%	3.44%	3.77%
Portfolio Turnover of the Portfolio	—	—		—	—	10%
Portfolio Turnover of the Fund	29%	20%		12%	17%

(1)	Computed using average shares outstanding.
(2)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(3)	Total return reflects an increase of 0.12% due to a change in the timing of the payment and reinvestment of distributions.
(4)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.

(5)	Includes the Fund’s share of the corresponding Portfolio’s allocated expenses while the Fund was making investments directly into the Portfolio.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	Portfolio turnover represents the rate of portfolio activity for the period while the Fund was making investments directly into the Portfolio.

See notes to financial statements
32

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FINANCIAL STATEMENTS CO N T ’ D

Financ ial Hig hlig hts

	Kansas Fund — Class C
	Year Ended January 31,			Period Ended
	2009	2008		January 31, 2007(1)
Net asset value — Beginning of period	$10.100	$10.430		$10.260

Income (loss) from operations
Net investment income(2)	$0.333	$0.337		$0.211
Net realized and unrealized gain (loss)	(1.234)	(0.331)		0.191
Total income (loss) from operations	$(0.901)	$0.006		$0.402

Less distributions
From net investment income	$(0.339)	$(0.336)		$(0.232)
Total distributions	$(0.339)	$(0.336)		$(0.232)
Net asset value — End of period	$8.860	$10.100		$10.430
Total Return(3)	(9.00)%	0.05%		3.95	%(8)

Ratios/Supplemental Data
Net assets, end of period (000’s omitted)	$2,176	$1,648		$723
Ratios (as a percentage of average daily net assets):
Expenses excluding interest and fees	1.52%	1.47	%(4)	1.52	%(5)
Interest and fee expense(6)	0.06%	0.15%		0.25	%(5)
Total expenses before custodian fee reduction	1.58%	1.62	%(4)	1.77	%(5)
Expenses after custodian fee reduction excluding interest and fees	1.49%	1.40	%(4)	1.48	%(5)
Net investment income	3.57%	3.28%		3.01	%(5)
Portfolio Turnover	29%	20%		12	%(7)

(1)	For the period from the start of business, June 2, 2006, to January 31, 2007.
(2)	Computed using average shares outstanding.
(3)	Returns are historical and are calculated by determining the percentage change in net asset value with all distributions reinvested.
(4)

The investment adviser was allocated a portion of the Fund’s operating expenses (equal to 0.01% of average daily net assets for the year ended January 31, 2008). Absent this allocation, total return would be lower.

(5)	Annualized.
(6)	Interest and fee expense relates to the liability for floating rate notes issued in conjunction with inverse floater securities transactions (see Note 1I).
(7)	For the year ended January 31, 2007.
(8)	Not annualized.

See notes to financial statements
33

Eaton Vance Municipals Funds as o f Januar y 31, 2009

NOTES TO FINANCIAL STATEMENTS

1 Significant Accounting Policies

Eaton Vance Municipals Trust II (the Trust) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Trust presently consists of four funds, three of which, each non-diversified, are included in these financial statements. They include Eaton Vance Hawaii Municipals Fund (Hawaii Fund), Eaton Vance Insured Municipals Fund (Insured Municipals Fund) and Eaton Vance Kansas Municipals Fund (Kansas Fund), (each individually referred to as the Fund, and collectively, the Funds). The Funds seek to provide current income exempt from regular federal income tax and, in the case of the Hawaii Fund and Kansas Fund, from particular state or local income or other taxes. The Funds offer three classes of shares. Class A shares are generally sold subject to a sales charge imposed at time of purchase. Class B and Class C shares are sold at net asset value and are generally subject to a contingent deferred sales charge (see Note 5). Class B shares of each Fund automatically convert to Class A shares eight years after their purchase as described in each Fund’s prospectus. Each class represents a pro-rata interest in the Fund, but votes separately on class-specific matters and (as noted below) is subject to different expenses. Realized and unrealized gains and losses are allocated daily to each class of shares based on the relative net assets of each class to the total net assets of the Fund. Net investment income, other than class-specific expenses, is allocated daily to each class of shares based upon the ratio of the value of each class’s paid shares to the total value of all paid shares. Each class of shares differs in its distribution plan and certain other class-specific expenses.

The following is a summary of significant accounting policies of the Funds. The policies are in conformity with accounting principles generally accepted in the United States of America.

A Investment Valuation — Municipal bonds and taxable obligations, if any, are generally valued on the basis of valuations furnished by a pricing vendor, as derived from such vendor’s pricing models. Inputs to the models may include, but are not limited to, reported trades, executable bid and asked prices, broker/dealer quotations, benchmark curves or information pertaining to the issuer. The pricing vendor may use a matrix approach, which considers information regarding securities with similar characteristics to determine the valuation for a security. Financial futures contracts and options on financial futures contracts listed on commodity exchanges are valued based on the closing price on the primary exchange on which such contracts trade. Interest rate swaps are normally valued using valuations provided by a pricing vendor. Such vendor valuations are based on the present value of fixed and projected floating rate cash flows over the term of the swap contract. Future cash flows are discounted to their present value using swap curves provided by electronic data services or by broker/ dealers. Short-term obligations, maturing in sixty days or less, are valued at amortized cost, which approximates market value. Investments for which valuations or market quotations are not readily available, and investments for which the price of a security is not believed to represent its fair market value, are valued at fair value using methods determined in good faith by or at the direction of the Trustees.

B Investment Transactions and Related Income — Investment transactions for financial statement purposes are accounted for on a trade date basis. Realized gains and losses on investments sold are determined on the basis of identified cost. Interest income is recorded on the basis of interest accrued, adjusted for amortization of premium or accretion of discount.

C Federal Taxes — Each Fund’s policy is to comply with the provisions of the Internal Revenue Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of its taxable, if any, and tax-exempt net investment income, and all or substantially all of its net realized capital gains. Accordingly, no provision for federal income or excise tax is necessary. Each Fund intends to satisfy conditions which will enable it to designate distributions from the interest income generated by its investments in municipal obligations, which are exempt from regular federal income tax when received by each Fund, as exempt-interest dividends. The portion of such interest, if any, earned on private activity bonds issued after August 7, 1986, may be considered a tax preference item to shareholders.

At January 31, 2009, the following Funds, for federal income tax purposes, had capital loss carryforwards which will reduce the respective Fund’s taxable income arising from future net realized gains on investment transactions, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of distributions to shareholders which would otherwise be necessary to relieve the Funds of any liability for federal income or excise tax. The amounts and expiration dates of the capital loss carryforwards are as follows:

Fund	Amount	Expiration Date
Hawaii	$110,775	January 31, 2011
	93,535	January 31, 2012
	211,449	January 31, 2013
	52,732	January 31, 2016
	280,842	January 31, 2017
Insured Municipals	166,010	January 31, 2011
	1,271,199	January 31, 2013
	29,110	January 31, 2016
	625,653	January 31, 2017
Kansas	474,959	January 31, 2013
	172,638	January 31, 2016
	238,043	January 31, 2017

Eaton Vance Municipals Funds as o f Januar y 31, 2009

NOTES TO FINANCIAL STATEMENTS CO N T ’ D

At January 31, 2009, the Hawaii Fund, Insured Municipals Fund and Kansas Fund had net capital losses of $657,569, $1,021,294 and $1,453,516, respectively, attributable to security transactions incurred after October 31, 2008. These net capital losses are treated as arising on the first day of the Funds’ taxable year ending January 31, 2010.

As of January 31, 2009, the Funds had no uncertain tax positions that would require financial statement recognition, de-recognition, or disclosure. Each of the Funds’ federal tax returns filed in the 3-year period ended January 31, 2009 remains subject to examination by the Internal Revenue Service.

D Expenses — The majority of expenses of the Trust are directly identifiable to an individual fund. Expenses which are not readily identifiable to a specific fund are allocated taking into consideration, among other things, the nature and type of expense and the relative size of the funds.

E Expense Reduction — State Street Bank andTrust Company (SSBT) serves as custodian of the Funds. Pursuant to the respective custodian agreements, SSBT receives a fee reduced by credits, which are determined based on the average daily cash balance each Fund maintains with SSBT. All credit balances, if any, used to reduce each Fund’s custodian fees are reported as a reduction of expenses in the Statements of Operations.

F Legal Fees — Legal fees and other related expenses incurred as part of negotiations of the terms and requirement of capital infusions, or that are expected to result in the restructuring of, or a plan of reorganization for, an investment are recorded as realized losses. Ongoing expenditures to protect or enhance an investment are treated as operating expenses.

G Use of Estimates — The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period. Actual results could differ from those estimates.

H Indemnifications — Under the Trust’s organizational documents, its officers and Trustees may be indemnified against certain liabilities and expenses arising out of the performance of their duties to the Funds, and shareholders are indemnified against personal liability for the obligations of the Trust. Additionally, in the normal course of business, each Fund enters into agreements with service providers that may contain indemnification clauses. Each Fund’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against each Fund that have not yet occurred.

I Floating Rate Notes Issued in Conjunction with Securities Held — The Funds may invest in inverse floating rate securities, also referred to as tender option bonds (TOBs), whereby a Fund may sell a fixed rate bond to a broker for cash. At the same time, the Fund buys a residual interest in the assets and cash flows of a Special-Purpose Vehicle (the SPV), (which is generally organized as a trust), set up by the broker, often referred to as an inverse floating rate obligation (Inverse Floater). The broker deposits a fixed rate bond into the SPV with the same CUSIP number as the fixed rate bond sold to the broker by the Fund, and which may have been, but is not required to be, the fixed rate bond purchased from the Fund (the Fixed Rate Bond). The SPV also issues floating rate notes (Floating Rate Notes) which are sold to third-parties. The Inverse Floater held by a Fund gives the Fund the right (1) to cause the holders of the Floating Rate Notes to tender their notes at par, and (2) to have the broker transfer the Fixed Rate Bond held by the SPV to the Fund, thereby terminating the SPV. Should the Fund exercise such right, it would pay the broker the par amount due on the Floating Rate Notes and exchange the Inverse Floater for the underlying Fixed Rate Bond. Pursuant to Financial Accounting Standards Board (FASB) Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (FAS 140), a Fund accounts for the transaction described above as a secured borrowing by including the Fixed Rate Bond in its Portfolio of Investments and the Floating Rate Notes outstanding as a liability under the caption “Payable for floating rate notes issued” in its Statement of Assets and Liabilities. The Floating Rate Notes have interest rates that generally reset weekly and their holders have the option to tender their notes to the broker for redemption at par at each reset date. Interest expense related to a Fund’s liability with respect to Floating Rate Notes is recorded as incurred. The SPV may be terminated by the Fund, as noted above, or by the broker upon the occurrence of certain termination events as defined in the trust agreement, such as a downgrade in the credit quality of the underlying bond, bankruptcy of or payment failure by the issuer of the underlying bond, the inability to remarket Floating Rate Notes that have been tendered due to insufficient buyers in the market, or the failure by the SPV to obtain renewal of the liquidity agreement under which liquidity support is provided for the Floating Rate Notes up to one year. At January 31, 2009, the amounts of the Funds’ Floating Rate Notes outstanding and related interest rates and collateral were as follows:

		Interest Rate	Collateral for
	Floating Rate	or Range of	Floating Rate
Fund	Notes Outstanding	Interest Rates (%)	Notes Outstanding
Hawaii	$220,000	2.25	$424,725
Insured Municipals	1,140,000	0.71–2.25	1,560,582
Kansas	300,000	2.25	579,171

Eaton Vance Municipals Funds as o f Januar y 31, 2009

NOTES TO FINANCIAL STATEMENTS CO N T ’ D

The Funds may enter into shortfall and forbearance agreements with the broker by which a Fund agrees to reimburse the broker, in certain circumstances, for the difference between the liquidation value of the Fixed Rate Bond held by the SPV and the liquidation value of the Floating Rate Notes, as well as any shortfalls in interest cash flows. The Funds had no shortfalls as of January 31, 2009.

The Funds may also purchase Inverse Floaters from brokers in a secondary market transaction without first owning the underlying fixed rate bond. Such transactions are not required to be treated as secured borrowings. Shortfall agreements, if any, related to Inverse Floaters purchased in a secondary market transaction are disclosed in the Portfolio of Investments. The Funds’ investment policies and restrictions expressly permit investments in Inverse Floaters. Inverse floating rate securities typically offer the potential for yields exceeding the yields available on fixed rate bonds with comparable credit quality and maturity. These securities tend to underperform the market for fixed rate bonds in a rising long-term interest rate environment, but tend to outperform the market for fixed rate bonds when long-term interest rates decline. The value and income of inverse floating rate securities are generally more volatile than that of a fixed rate bond. The Funds’ investment policies do not allow the Funds to borrow money for purposes of making investments. Management believes that the Funds’ restrictions on borrowing money and issuing senior securities (other than as specifically permitted) do not apply to Floating Rate Notes issued by the SPV and included as a liability in the Funds’ Statements of Assets and Liabilities. As secured indebtedness issued by an SPV, Floating Rate Notes are distinct from the borrowings and senior securities to which the Funds’ restrictions apply. Inverse Floaters held by the Funds are securities exempt from registration under Rule 144A of the Securities Act of 1933.

J Financial Futures Contracts — The Funds may enter into financial futures contracts. The Funds’ investment in financial futures contracts is designed for hedging against changes in interest rates or as a substitute for the purchase of securities. Upon entering into a financial futures contract, a Fund is required to deposit with the broker, either in cash or securities an amount equal to a certain percentage of the purchase price (initial margin). Subsequent payments, known as variation margin, are made or received by the Fund each business day, depending on the daily fluctuations in the value of the underlying security, and are recorded as unrealized gains or losses by the Fund. Gains (losses) are realized upon the expiration or closing of the financial futures contracts. Should market conditions change unexpectedly, the Fund may not achieve the anticipated benefits of the financial futures contracts and may realize a loss. In entering such contracts, the Fund bears the risk if the counterparties do not perform under the contracts’ terms.

K Interest Rate Swaps — The Funds may enter into interest rate swap agreements to enhance return, to hedge against fluctuations in securities prices or interest rates, or as substitution for the purchase or sale of securities. Pursuant to these agreements, a Fund makes periodic payments at a fixed interest rate and, in exchange, receives payments based on the interest rate of a benchmark industry index. During the term of the outstanding swap agreement, changes in the underlying value of the swap are recorded as unrealized gains or losses. The value of the swap is determined by changes in the relationship between two rates of interest. A Fund is exposed to credit loss in the event of non-performance by the swap counterparty. Risk may also arise from movements in interest rates.

L When-Issued Securities and Delayed Delivery Transactions — The Funds may purchase or sell securities on a delayed delivery or when-issued basis. Payment and delivery may take place after the customary settlement period for that security. At the time the transaction is negotiated, the price of the security that will be delivered is fixed. The Funds maintain security positions for these commitments such that sufficient liquid assets will be available to make payments upon settlement. Securities purchased on a delayed delivery or when-issued basis are marked-to-market daily and begin earning interest on settlement date. Losses may arise due to changes in the market value of the underlying securities or if the counterparty does not perform under the contract.

2 Distributions to Shareholders

The net investment income of each Fund is determined daily and substantially all of the net investment income so determined is declared as a dividend to shareholders of record at the time of declaration. Distributions are declared separately for each class of shares. Distributions are paid monthly. Distributions of realized capital gains (reduced by available capital loss carryforwards, if any), are made at least annually. Shareholders may reinvest income and capital gain distributions in additional shares of the same class of a Fund at the net asset value as of the reinvestment date or, at the election of the shareholder, receive distributions in cash. The Funds distinguish between distributions on a tax basis and a financial reporting basis. Accounting principles generally accepted in the United States of America require that only distributions in excess of tax basis earnings and profits be reported in the financial statements as a return of capital. Permanent differences between book and tax accounting relating to distributions are reclassified to paid-in capital.

Eaton Vance Municipals Funds as o f Januar y 31, 2009

NOTES TO FINANCIAL STATEMENTS CO N T ’ D

The tax character of distributions declared for the years ended January 31, 2009 and January 31, 2008 was as follows:

	Year Ended January 31, 2009
		Insured
		Municipals
	Hawaii Fund	Fund	Kansas Fund
Distributions declared from:
Tax-exempt income	$732,045	$1,607,659	$1,466,530
Ordinary income	$34,469	$141,830	$30,024

	Year Ended January 31, 2008
		Insured
		Municipals
	Hawaii Fund	Fund	Kansas Fund
Distributions declared from:
Tax-exempt income	$792,623	$1,624,060	$1,294,067
Ordinary income	$7,608	$2	$—

During the year ended January 31, 2009, the following amounts were reclassified due to the tax treatment of distributions in excess of net tax-exempt income and differences between book and tax accounting, primarily for accretion of market discount.

		Insured
		Municipals
	Hawaii Fund	Fund	Kansas Fund
Increase (decrease):
Paid-in capital	$(34,469)	$(134,214)	$(30,017)
Accumulated net realized loss	$13,873	$1,259	$7,196
Accumulated distributions in excess
of net investment income	$20,596	$132,955	$22,821

These reclassifications had no effect on the net assets or net asset value per share of the Funds.

As of January 31, 2009, the components of distributable earnings (accumulated losses) and unrealized appreciation (depreciation) on a tax basis were as follows:

		Insured
		Municipals
	Hawaii Fund	Fund	Kansas Fund
Capital loss carryforward and post
October losses	$(1,406,902)	$(3,113,266)	$(2,339,156)
Net unrealized depreciation	$(1,692,756)	$(2,889,288)	$(2,961,673)
Other temporary differences	$(31,934)	$(101,451)	$(45,774)

The differences between components of distributable earnings (accumulated losses) on a tax basis and the amounts reflected in the Statements of Assets and Liabilities are primarily due to futures contracts, accretion of market discount, the timing of recognizing distributions to shareholders, wash sales, and inverse floaters.

3 Investment Adviser Fee and Other Transactions with Affiliates

The investment adviser fee is earned by Boston Management and Research (BMR), a subsidiary of Eaton Vance Management (EVM), as compensation for management and investment advisory services rendered to each Fund. The fee is based upon a percentage of average daily net assets plus a percentage of gross income (i.e., income other than gains from the sale of securities) as presented in the following table and is payable monthly.

	Annual	Daily
Daily Net Assets	Asset Rate	Income Rate
Up to $20 million	0.10%	1.00%
$20 million up to $40 million	0.20	2.00
$40 million up to $500 million	0.30	3.00

On average daily net assets of $500 million or more, the rates are further reduced. For the year ended January 31, 2009, investment adviser fees incurred by the Funds and the effective annual rates, as a percentage of average daily net assets, were as follows:

	Investment	Effective
Fund	Adviser Fee	Annual Rate
Hawaii	$26,795	0.15%
Insured Municipals	86,722	0.23
Kansas	74,983	0.21

EVM serves as administrator of each Fund, but receives no compensation. EVM serves as the sub-transfer agent of each Fund and receives from the transfer agent an aggregate fee based upon the actual expenses incurred by EVM in the performance of these services. Eaton Vance Distributors, Inc. (EVD), an affiliate of EVM and the Funds’ principal underwriter, received a portion of the sales charge on sales of Class A shares of the Funds. EVD also received distribution and service fees from Class A, Class B and Class C shares (see Note 4) and contingent deferred sales charges (see Note 5). Sub-transfer agent fees earned by EVM and Class A sales charges that the Funds were informed were received by EVD for the year ended January 31, 2009 were as follows:

	EVM’s Sub-
	Transfer Agent	EVD’s Class A
Fund	Fees	Sales Charges
Hawaii	$504	$907
Insured Municipals	641	5,219
Kansas	872	5,266

Except for Trustees of the Funds who are not members of EVM’s or BMR’s organizations, officers and Trustees receive remuneration for their services to the Funds out of the investment adviser fee. Trustees of the Funds who are not affiliated with the investment adviser may elect to defer receipt of all or a percentage of their annual fees in

Eaton Vance Municipals Funds as o f Januar y 31, 2009

NOTES TO FINANCIAL STATEMENTS CO N T ’ D

accordance with the terms of the Trustees Deferred Compensation Plan. For the year ended January 31, 2009, no significant amounts have been deferred. Certain officers and Trustees of the Funds are officers of the above organizations.

4 Distribution Plans

Each Fund has in effect a distribution plan for Class A shares (Class A Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class A Plan provides that each Fund will pay EVD a distribution and service fee not exceeding 0.25% per annum of its average daily net assets attributable to Class A shares for distribution services and facilities provided to each Fund by EVD, as well as for personal services and/or the maintenance of shareholder accounts. The Trustees approved distribution and service fee payments equal to 0.20% per annum of each Fund’s average daily net assets attributable to Class A shares. Distribution and service fees paid or accrued to EVD for the year ended January 31, 2009 for Class A shares amounted to the following:

Class A
Distribution and
Fund	Service Fees
Hawaii	$28,384
Insured Municipals	58,941
Kansas	59,187

Each Fund also has in effect distribution plans for Class B shares (Class B Plan) and Class C shares (Class C Plan) pursuant to Rule 12b-1 under the 1940 Act. The Class B and Class C Plans require each Fund to pay EVD amounts equal to 0.75% per annum of its average daily net assets attributable to Class B and Class C shares for providing ongoing distribution services and facilities to the respective Funds. Each Fund will automatically discontinue payments to EVD during any period in which there are no outstanding Uncovered Distribution Charges, which are equivalent to the sum of (i) 5% and 6.25% of the aggregate amount received by each Fund for Class B and Class C shares sold, respectively, plus (ii) interest calculated by applying the rate of 1% over the prevailing prime rate to the outstanding balance of Uncovered Distribution Charges of EVD of each respective class, reduced by the aggregate amount of contingent deferred sales charges (see Note 5) and amounts theretofore paid or payable to EVD by each respective class. For the year ended January 31, 2009, the Funds paid or accrued to EVD the following distribution fees, representing 0.75% of the average daily net assets of each Fund’s Class B and Class C shares:

	Class B	Class C
	Distribution	Distribution
Fund	Fees	Fees
Hawaii	$24,853	$361
Insured Municipals	50,767	14,219
Kansas	24,953	14,885

At January 31, 2009, the amounts of Uncovered Distribution Charges of EVD calculated under the Class B and Class C Plans were approximately as follows:

Fund	Class B	Class C
Hawaii	$395,000	$4,000
Insured Municipals	444,000	108,000
Kansas	212,000	182,000

The Class B and Class C Plans also authorize the Funds to make payments of service fees to EVD, investment dealers and other persons in amounts not exceeding 0.25% per annum of the average daily net assets attributable to that class. The Trustees approved service fee payments equal to 0.20% per annum of each Fund’s average daily net assets attributable to Class B and Class C shares. Service fees paid or accrued are for personal services and/or the maintenance of shareholder accounts. They are separate and distinct from the Class B and Class C sales commissions and distribution fees and, as such, are not subject to automatic discontinuance when there are no outstanding Uncovered Distribution Charges of EVD. Service fees paid or accrued for the year ended January 31, 2009 amounted to the following:

	Class B	Class C
	Service	Service
Fund	Fees	Fees
Hawaii	$6,627	$96
Insured Municipals	13,538	3,791
Kansas	6,654	3,969

5 Contingent Deferred Sales Charges

A contingent deferred sales charge (CDSC) generally is imposed on redemptions of Class B shares made within six years of purchase and on redemptions of Class C shares made within one year of purchase. Class A shares may be subject to a 1% CDSC if redeemed within eighteen months of purchase (depending on the circumstances of purchase). Generally, the CDSC is based upon the lower of the net asset value at date of redemption or date of purchase. No charge is levied on shares acquired by reinvestment of dividends or capital gain distributions. The CDSC for Class B shares is imposed at declining rates that begin at 5% in the case of redemptions in the first and second year after purchase, declining one percentage point each subsequent year. Class C shares are subject to a 1% CDSC if redeemed within one year of purchase. No CDSC is levied on shares which have been sold to EVM or its affiliates or to their respective employees or clients and may be waived under certain other limited conditions. CDSCs received on Class B and Class C redemptions are paid to EVD to reduce the amount of Uncovered Distribution Charges calculated under each Fund’s Class B and Class C Plans. CDSCs received on Class B and Class C redemptions when no Uncovered Distribution Charges exist are credited to each Fund. For the year ended January 31, 2009, the Funds were informed

Eaton Vance Municipals Funds as o f Januar y 31, 2009

NOTES TO FINANCIAL STATEMENTS CO N T ’ D

that EVD received approximately the following amounts of CDSCs paid by Class A, Class B and Class C shareholders:

Fund	Class A	Class B	Class C
Hawaii	$9,000	$6,000	$—
Insured Municipals	17,000	7,000	13,000
Kansas	8,000	4,000	—

6 Purchases and Sales of Investments

Purchases and sales of investments, other than short-term obligations, for the year ended January 31, 2009 were as follows:

Fund	Purchases	Sales
Hawaii	$2,148,281	$4,802,827
Insured Municipals	41,575,231	32,152,996
Kansas	10,027,811	10,885,566

7 Shares of Beneficial Interest

Each Fund’s Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value). Such shares may be issued in a number of different series (such as the Funds) and classes. Transactions in Fund shares were as follows:

Hawaii Fund
	Year Ended	Year Ended
Class A	January 31, 2009	January 31, 2008
Sales	368,582	613,062
Issued to shareholders electing to receive
payments of distributions in Fund shares	40,450	35,058
Redemptions	(361,165)	(474,664)
Exchange from Class B shares	84,525	85,791
Net increase	132,392	259,247

	Year Ended	Year Ended
Class B	January 31, 2009	January 31, 2008
Sales	25,781	18,873
Issued to shareholders electing to receive
payments of distributions in Fund shares	7,251	7,127
Redemptions	(36,555)	(89,785)
Exchange to Class A shares	(83,472)	(84,789)
Net decrease	(86,995)	(148,574)

Year Ended		Period Ended
Class C	January 31, 2009	January 31, 2008(1)
Sales	10,725	3,554
Issued to shareholders electing to
receive payments of distributions in
Fund shares	164	8
Net increase	10,889	3,562

Insured Municipals Fund
	Year Ended	Year Ended
Class A	January 31, 2009	January 31, 2008
Sales	1,941,242	438,151
Issued to shareholders electing to receive
payments of distributions in Fund shares	64,402	50,230
Redemptions	(852,645)	(547,827)
Exchange from Class B shares	73,494	71,590
Net increase	1,226,493	12,144

	Year Ended	Year Ended
Class B	January 31, 2009	January 31, 2008
Sales	76,187	16,966
Issued to shareholders electing to receive
payments of distributions in Fund shares	12,708	12,867
Redemptions	(111,668)	(137,063)
Exchange to Class A shares	(74,224)	(72,342)
Net decrease	(96,997)	(179,572)

	Year Ended	Year Ended
Class C	January 31, 2009	January 31, 2008
Sales	553,026	136,057
Issued to shareholders electing to receive
payments of distributions in Fund shares	3,696	416
Redemptions	(85,716)	(31,370)
Net increase	471,006	105,103

Kansas Fund
	Year Ended	Year Ended
Class A	January 31, 2009	January 31, 2008
Sales	915,398	1,331,723
Issued to shareholders electing to receive
payments of distributions in Fund shares	86,405	59,557
Redemptions	(942,222)	(602,598)
Exchange from Class B shares	35,971	23,804
Net increase	95,552	812,486

	Year Ended	Year Ended
Class B	January 31, 2009	January 31, 2008
Sales	17,471	19,473
Issued to shareholders electing to receive
payments of distributions in Fund shares	7,953	8,081
Redemptions	(20,248)	(39,077)
Exchange to Class A shares	(36,218)	(24,003)
Net decrease	(31,042)	(35,526)

Eaton Vance Municipals Funds as o f Januar y 31, 2009

NOTES TO FINANCIAL STATEMENTS CO N T ’ D

Kansas Fund (continued)
	Year Ended	Year Ended
Class C	January 31, 2009	January 31, 2008
Sales	166,379	175,295
Issued to shareholders electing to receive
payments of distributions in Fund shares	4,366	2,004
Redemptions	(88,219)	(83,470)
Net increase	82,526	93,829

(1)	Class C of the Hawaii Fund commenced operations on October 1, 2007.

8 Federal Income Tax Basis of Investments The cost and unrealized appreciation (depreciation) of investments of each Fund at January 31, 2009, as determined on a federal income tax basis, were as follows:

Hawaii Fund
Aggregate cost	$17,624,039
Gross unrealized appreciation	$717,248
Gross unrealized depreciation	(2,246,220)
Net unrealized depreciation	$(1,528,972)

Insured Municipals Fund
Aggregate cost	$48,256,669
Gross unrealized appreciation	$1,288,201
Gross unrealized depreciation	(3,630,859)
Net unrealized depreciation	$(2,342,658)

Kansas Fund
Aggregate cost	$34,309,541
Gross unrealized appreciation	$1,098,390
Gross unrealized depreciation	(3,854,790)
Net unrealized depreciation	$(2,756,400)

9 Line of Credit

The Funds participate with other portfolios and funds managed by EVM and its affiliates in a $450 million unsecured line of credit agreement with a group of banks. Borrowings are made by the Funds solely to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Interest is charged to each Fund based on its borrowings at an amount above either the Eurodollar rate or Federal Funds rate. In addition, a fee computed at an annual rate of 0.10% on the daily unused portion of the line of credit is allocated among the participating portfolios and funds at the end of each quarter. The Funds did not have any significant borrowings or allocated fees during the year ended January 31, 2009.

10 Financial Instruments

The Funds may trade in financial instruments with off-balance sheet risk in the normal course of their investing activities. These financial instruments may include financial futures contracts and interest rate swaps and may involve, to a varying degree, elements of risk in excess of the amounts recognized for financial statement purposes. The notional or contractual amounts of these instruments represent the investment a Fund has in particular classes of financial instruments and does not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered.

A summary of obligations under these financial instruments at January 31, 2009 is as follows:

Futures Contracts
								Net
								Unrealized
Expiration					Aggregate			Appreciation
Fund	Date	Contracts		Position	Cost	Value		(Depreciation)
Hawaii	3/09	7
		U.S. Treasury Bond Short				$(874,374)	$(886,922)	$(12,548)
3/09		8
		U.S. Treasury Note Short				$(982,277)	$(981,375)	$902
Insured	3/09	61
Municipals		U.S. Treasury Bond		Short		(7,623,833)	$(7,728,890)	$(105,057)
Kansas	3/09	115
		US Treasury Bond		Short		$(14,277,099)	$(14,570,860)	$(293,761)

Interest Rate Swaps

Hawaii Fund
			Annual	Floating		Effective Date/		Net
		Notional	Fixed Rate	Rate		Termination		Unrealized
Counterparty		Amount	Paid By Fund	Paid To Fund		Date		Depreciation
JPMorgan				3-month		September 14, 2009 /
Chase Co.		$412,500	4.743%	USD-LIBOR-BBA		September 14, 2039		$(98,485)
Morgan Stanley
Capital				3-month		June 11, 2009 /
Services, Inc.		275,000	4.691	USD-LIBOR-BBA		June 11, 2039		(65,299)
								$(163,784)

Insured Municipals Fund
			Annual	Floating		Effective Date/		Net
		Notional	Fixed Rate	Rate		Termination		Unrealized
Counterparty		Amount	Paid By Fund	Paid To Fund		Date		Depreciation
JPMorgan				3-month		September 14, 2009 /
Chase Co.		$812,500	4.743%	USD-LIBOR-BBA		September 14, 2039		$(193,985)
Merrill Lynch
Capital				3-month		April 1, 2009 /
Services, Inc.		850,000	4.682	USD-LIBOR-BBA		April 1, 2039		(204,237)
Morgan Stanley
Capital				3-month		June 11, 2009 /
Services, Inc.		625,000	4.691	USD-LIBOR-BBA		June 11, 2039		(148,408)
								$(546,630)

Eaton Vance Municipals Funds as o f Januar y 31, 2009

NOTES TO FINANCIAL STATEMENTS CO N T ’ D

Kansas Fund
		Annual	Floating	Effective Date/	Net
	Notional	Fixed Rate	Rate	Termination	Unrealized
Counterparty	Amount	Paid By Fund	Paid To Fund	Date	Depreciation
JPMorgan			3-month	September 14, 2009 /
Chase Co.	$362,500	4.743%	USD-LIBOR-BBA	September 14, 2039	$(86,547)
Morgan Stanley
Capital			3-month	June 11, 2009 /
Services, Inc.	500,000	4.691	USD-LIBOR-BBA	June 11, 2039	(118,726)
$(205,273)

The effective date represents the date on which the Fund and the counterparty to the interest rate swap contract begin interest payment accruals.

At January 31, 2009, the Funds had sufficient cash and/or securities to cover commitments under these contracts.

11 Fair Value Measurements

The Funds adopted FASB Statement of Financial Accounting Standards No. 157 (FAS 157), “Fair Value Measurements”, effective February 1, 2008. FAS 157 established a three-tier hierarchy to prioritize the assumptions, referred to as inputs, used in valuation techniques to measure fair value. The three-tier hierarchy of inputs is summarized in the three broad levels listed below.

  Level 1 – quoted prices in active markets for identical investments

  Level 2 – other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

  Level 3 – significant unobservable inputs (including a fund’s own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

At January 31, 2009, the inputs used in valuing the Funds’ investments, which are carried at value, were as follows:

Hawaii Fund
		Investments in	Other Financial
	Valuation Inputs	Securities	Instruments*
Level 1	Quoted Prices	$—	$(11,646)
Level 2	Other Significant Observable Inputs	16,315,067	(163,784)
Level 3	Significant Unobservable Inputs	—	—
Total		$16,315,067	$(175,430)

Insured Municipals Fund
		Investments in	Other Financial
	Valuation Inputs	Securities	Instruments*
Level 1	Quoted Prices	$—	$(105,057)
Level 2	Other Significant Observable Inputs	47,054,011	(546,630)
Level 3	Significant Unobservable Inputs	—	—
Total		$47,054,011	$(651,687)

Kansas Fund
		Investments in	Other Financial
	Valuation Inputs	Securities	Instruments*
Level 1	Quoted Prices	$—	$(293,761)
Level 2	Other Significant Observable Inputs	31,853,141	(205,273)
Level 3	Significant Unobservable Inputs	—	—
Total		$31,853,141	$(499,034)

*Other financial instruments include futures and interest rate swap contracts not reflected in the Portfolio of Investments, which are valued at the unrealized appreciation (depreciation) on the instrument.

The Funds held no investments or other financial instruments as of January 31, 2008 whose fair value was determined using Level 3 inputs.

12 Recently Issued Accounting Pronouncement

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (FAS 161), “Disclosures about Derivative Instruments and Hedging Activities”. FAS 161 requires enhanced disclosures about an entity’s derivative and hedging activities, including qualitative disclosures about the objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk related contingent features in derivative instruments. FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Management is currently evaluating the impact the adoption of FAS 161 will have on the Funds’ financial statement disclosures.

Eaton Vance Municipals Funds as o f Januar y 31, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of Eaton Vance Municipals Trust II and Shareholders of Eaton Vance Hawaii Municipals Fund, Eaton Vance Insured Municipals Fund (formerly Eaton Vance Florida Plus Insured Municipals Fund) and Eaton Vance Kansas Municipals Fund:

We have audited the accompanying statements of assets and liabilities of Eaton Vance Hawaii Municipals Fund, Eaton Vance Insured Municipals Fund (formerly Eaton Vance Florida Plus Insured Municipals Fund) and Eaton Vance Kansas Municipals Fund (collectively the “Funds”) (certain of the funds constituting Eaton Vance Municipals Trust II), including the portfolios of investments, as of January 31, 2009, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended. These financial statements and financial highlights are the responsibility of the Funds’ management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Funds are not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of January 31, 2009, by correspondence with the custodian and brokers; where replies were not received from brokers, we performed other auditing procedures. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial positions of Eaton Vance Hawaii Municipals Fund, Eaton Vance Insured Municipals Fund and Eaton Vance Kansas Municipals Fund as of January 31, 2009, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended, and the financial highlights for each of the five years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 16, 2009

Eaton Vance Municipals Funds as o f Januar y 31, 2009

FEDERAL TAX INFORMATION (Unaudited)

The Form 1099-DIV you receive in January 2010 will show the tax status of all distributions paid to your account in calendar 2009. Shareholders are advised to consult their own tax adviser with respect to the tax consequences of their investment in a Fund. As required by the Internal Revenue Code regulations, shareholders must be notified within 60 days of a Fund’s fiscal year end regarding the status of exempt-interest dividends.

Exempt-Interest Dividends. The Funds designate the following amounts of dividends from net investment income as an exempt-interest dividend.

Hawaii Fund	95.50%
Insured Municipals Fund	91.89%
Kansas Fund	97.99%

Eaton Vance Municipals Funds

SPECIAL MEETIN G OF SHAREHOLDERS (Unaudited)

Eaton Vance Hawaii Municipals Fund

The Fund held a Special Meeting of Shareholders on November 14, 2008 to elect Trustees. The results of the vote were as follows:

	Number of Shares
Nominee for Trustee	For	Withheld
Benjamin C. Esty	1,715,759	11,935
Thomas E. Faust Jr.	1,715,759	11,935
Allen R. Freedman	1,715,759	11,935
William H. Park	1,715,759	11,935
Ronald A. Pearlman	1,715,759	11,935
Helen Frame Peters	1,715,759	11,935
Heidi L. Steiger	1,715,759	11,935
Lynn A. Stout	1,715,759	11,935
Ralph F. Verni	1,715,759	11,935

Eaton Vance Insured Municipals Fund

The Fund held a Special Meeting of Shareholders on November 14, 2008 to elect Trustees. The results of the vote were as follows:

	Number of Shares
Nominee for Trustee	For	Withheld
Benjamin C. Esty	3,335,992	112,462
Thomas E. Faust Jr.	3,328,522	119,931
Allen R. Freedman	3,328,522	119,931
William H. Park	3,335,992	112,462
Ronald A. Pearlman	3,335,992	112,462
Helen Frame Peters	3,328,522	119,931
Heidi L. Steiger	3,328,522	119,931
Lynn A. Stout	3,335,992	112,462
Ralph F. Verni	3,335,992	112,462

Eaton Vance Kansas Municipals Fund

The Fund held a Special Meeting of Shareholders on November 14, 2008 to elect Trustees. The results of the vote were as follows:

	Number of Shares
Nominee for Trustee	For	Withheld
Benjamin C. Esty	3,141,324	18,997
Thomas E. Faust Jr.	3,141,324	18,997
Allen R. Freedman	3,132,336	27,985
William H. Park	3,132,336	27,985
Ronald A. Pearlman	3,132,336	27,985
Helen Frame Peters	3,131,066	29,255
Heidi L. Steiger	3,140,054	20,267
Lynn A. Stout	3,140,054	20,267
Ralph F. Verni	3,132,336	27,985

Eaton Vance Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS

Overview of the Contract Review Process

The Investment Company Act of 1940, as amended (the “1940 Act”), provides, in substance, that each investment advisory agreement between a fund and its investment adviser will continue in effect from year to year only if its continuance is approved at least annually by the fund’s board of trustees, including by a vote of a majority of the trustees who are not “interested persons” of the fund (“Independent Trustees”), cast in person at a meeting called for the purpose of considering such approval.

At a meeting of the Boards of Trustees (each a “Board”) of the Eaton Vance group of mutual funds (the “Eaton Vance Funds”) held on April 21, 2008, the Board, including a majority of the Independent Trustees, voted to approve continuation of existing advisory and sub-advisory agreements for the Eaton Vance Funds for an additional one-year period. In voting its approval, the Board relied upon the affirmative recommendation of the Contract Review Committee of the Board (formerly the Special Committee), which is a committee comprised exclusively of Independent Trustees. Prior to making its recommendation, the Contract Review Committee reviewed information furnished for a series of meetings of the Contract Review Committee held in February, March and April 2008. Such information included, among other things, the following:

Information about Fees, Performance and Expenses

  An independent report comparing the advisory and related fees paid by each fund with fees paid by comparable funds;

  An independent report comparing each fund’s total expense ratio and its components to comparable funds;

  An independent report comparing the investment performance of each fund to the investment performance of comparable funds over various time periods;

  Data regarding investment performance in comparison to relevant peer groups of funds and appropriate indices;

  Comparative information concerning fees charged by each adviser for managing other mutual funds and institutional accounts using investment strategies and techniques similar to those used in managing the fund;

  Profitability analyses for each adviser with respect to each fund;

Information about Portfolio Management

  Descriptions of the investment management services provided to each fund, including the investment strategies and processes employed, and any changes in portfolio management processes and personnel;

  Information concerning the allocation of brokerage and the benefits received by each adviser as a result of brokerage allocation, including information concerning the acquisition of research through “soft dollar” benefits received in connection with the funds’ brokerage, and the implementation of a soft dollar reimbursement program established with respect to the funds;

  Data relating to portfolio turnover rates of each fund;

  The procedures and processes used to determine the fair value of fund assets and actions taken to monitor and test the effectiveness of such procedures and processes;

Information about each Adviser

  Reports detailing the financial results and condition of each adviser;

  Descriptions of the qualifications, education and experience of the individual investment professionals whose responsibilities include portfolio management and investment research for the funds, and information relating to their compensation and responsibilities with respect to managing other mutual funds and investment accounts;

  Copies of the Codes of Ethics of each adviser and its affiliates, together with information relating to compliance with and the administration of such codes;

  Copies of or descriptions of each adviser’s proxy voting policies and procedures;

  Information concerning the resources devoted to compliance efforts undertaken by each adviser and its affiliates on behalf of the funds (including descriptions of various compliance programs) and their record of compliance with investment policies and restrictions, including policies with respect to market-timing, late trading and selective portfolio disclosure, and with policies on personal securities transactions;

  Descriptions of the business continuity and disaster recovery plans of each adviser and its affiliates;

Other Relevant Information

  Information concerning the nature, cost and character of the administrative and other non-investment management services provided by Eaton Vance Management and its affiliates;

  Information concerning management of the relationship with the custodian, subcustodians and fund accountants by each adviser or the funds’ administrator; and

  The terms of each advisory agreement.

Eaton Vance Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS CONT’D

In addition to the information identified above, the Contract Review Committee considered information provided from time to time by each adviser throughout the year at meetings of the Board and its committees. Over the course of the twelve-month period ended April 30, 2008, the Board met eleven times and the Contract Review Committee, the Audit Committee and the Governance Committee, each of which is a Committee comprised solely of Independent Trustees, met twelve, seven and five times, respectively. At such meetings, the Trustees received, among other things, presentations by the portfolio managers and other investment professionals of each adviser relating to the investment performance of each fund and the investment strategies used in pursuing the fund’s investment objective. The Portfolio Management Committee and the Compliance Reports and Regulatory Matters Committee are newly established and did not meet during the twelve-month period ended April 30, 2008.

For funds that invest through one or more underlying portfolios, the Board considered similar information about the portfolio(s) when considering the approval of advisory agreements. In addition, in cases where the fund’s investment adviser has engaged a sub-adviser, the Board considered similar information about the sub-adviser when considering the approval of any sub-advisory agreement.

The Contract Review Committee was assisted throughout the contract review process by Goodwin Procter LLP, legal counsel for the Independent Trustees. The members of the Contract Review Committee relied upon the advice of such counsel and their own business judgment in determining the material factors to be considered in evaluating each advisory and sub-advisory agreement and the weight to be given to each such factor. The conclusions reached with respect to each advisory and sub-advisory agreement were based on a comprehensive evaluation of all the information provided and not any single factor. Moreover, each member of the Contract Review Committee may have placed varying emphasis on particular factors in reaching conclusions with respect to each advisory and sub-advisory agreement.

Results of the Process

Based on its consideration of the foregoing, and such other information as it deemed relevant, including the factors and conclusions described below, the Contract Review Committee concluded that the continuance of the investment advisory agreements of the following funds:

  Eaton Vance Florida Plus Insured Municipals Fund (currently known as Eaton Vance Insured Municipals Fund)

  Eaton Vance Hawaii Municipals Fund

  Eaton Vance Kansas Municipals Fund

(the “Funds”), each with Boston Management and Research (the “Adviser”), including their fee structures, is in the interests of shareholders and, therefore, the Contract Review Committee recommended to the Board approval of each agreement. The Board accepted the recommendation of the Contract Review Committee as well as the factors considered and conclusions reached by the Contract Review Committee with respect to each agreement. Accordingly, the Board, including a majority of the Independent Trustees, voted to approve continuation of the investment advisory agreement for each Fund.

Nature, Extent and Quality of Services

In considering whether to approve the investment advisory agreements of the Funds, the Board evaluated the nature, extent and quality of services provided to the Funds by the Adviser.

The Board considered the Adviser’s management capabilities and investment process with respect to the types of investments held by each Fund, including the education, experience and number of its investment professionals and other personnel who provide portfolio management, investment research, and similar services to the Funds. In particular, the Board evaluated, where relevant, the abilities and experience of such investment personnel in analyzing factors such as credit risk, tax efficiency, and special considerations relevant to investing in municipal bonds. Specifically, the Board considered the Adviser’s large municipal bond team, which includes portfolio managers and credit specialists who provide services to the Funds. The Board also took into account the resources dedicated to portfolio management and other services, including the compensation paid to recruit and retain investment personnel, and the time and attention devoted to each Fund by senior management.

The Board reviewed the compliance programs of the Adviser and relevant affiliates thereof. Among other matters, the Board considered compliance and reporting matters relating to personal trading by investment personnel, selective disclosure of portfolio holdings, late trading, frequent trading, portfolio valuation, business continuity and the allocation of investment opportunities. The Board also evaluated the responses of the Adviser and its affiliates to requests from regulatory authorities such as the Securities and Exchange Commission.

The Board also considered shareholder and other administrative services provided or managed by Eaton Vance Management and its affiliates, including transfer agency and accounting services. The Board evaluated the benefits to shareholders of investing in a fund

Eaton Vance Municipals Funds

BOARD OF TRUSTEES’ ANNUAL APPROVAL OF THE INVESTMENT ADVISORY AGREEMENTS CONT’D

that is a part of a large family of funds, including the ability, in many cases, to exchange an investment among different funds without incurring additional sales charges.

After consideration of the foregoing factors, among others, the Board concluded that the nature, extent and quality of services provided by the Adviser, taken as a whole, are appropriate and consistent with the terms of the respective investment advisory agreement.

Fund Performance

The Board compared each Fund’s investment performance to a relevant universe of similarly managed funds identified by an independent data provider and appropriate benchmark indices. The Board reviewed comparative performance data for the one-, three, five- and ten-year periods ended September 30, 2007 for each Fund. On the basis of the foregoing and other relevant information, the Board concluded that the performance of each Fund was satisfactory.

Management Fees and Expenses

The Board reviewed contractual investment advisory fee rates, including any administrative fee rates, payable by each Fund (referred to as “management fees”). As part of its review, the Board considered each Fund’s management fees and total expense ratio for the year ended September 30, 2007, as compared to a group of similarly managed funds selected by an independent data provider.

After reviewing the foregoing information, and in light of the nature, extent and quality of the services provided by the Adviser, the Board concluded with respect to each Fund that the management fees charged for advisory and related services and the Fund’s total expense ratio are reasonable.

Profitability

The Board reviewed the level of profits realized by the Adviser and relevant affiliates thereof in providing investment advisory and administrative services to each Fund and to all Eaton Vance Funds as a group. The Board considered the level of profits realized without regard to revenue sharing or other payments by the Adviser and its affiliates to third parties in respect of distribution services. The Board also considered other direct or indirect benefits received by the Adviser and its affiliates in connection with their relationship with the Funds.

The Board concluded that, in light of the foregoing factors and the nature, extent and quality of the services rendered, the profits realized by the Adviser and its affiliates are reasonable.

Economies of Scale

In reviewing management fees and profitability, the Board also considered the extent to which the Adviser and its affiliates, on the one hand, and each Fund, on the other hand, can expect to realize benefits from economies of scale as the assets of the Fund increase. The Board acknowledged the difficulty in accurately measuring the benefits resulting from the economies of scale with respect to the management of any specific fund or group of funds. The Board reviewed data summarizing the increases and decreases in the assets of each Fund and of all Eaton Vance Funds as a group over various time periods, and evaluated the extent to which the total expense ratio of each Fund and the profitability of the Adviser and its affiliates may have been affected by such increases or decreases. Based upon the foregoing, the Board concluded that the benefits from economies of scale are currently being shared equitably by the Adviser and its affiliates and each Fund. The Board also concluded that, assuming reasonably foreseeable increases in the assets of each Fund, the structure of each advisory fee, which includes breakpoints at several asset levels, can be expected to cause the Adviser and its affiliates and each Fund to continue to share such benefits equitably.

Eaton Vance Municipals Funds
MANAGEMENT AND ORGANIZATION

Fund Management. The Trustees of Eaton Vance Municipals Trust II (the Trust) are responsible for the overall management and supervision of the Trust’s affairs. The Trustees and officers of the Trust are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Trustees and officers of the Trust hold indefinite terms of office. The “noninterested Trustees” consist of those Trustees who are not “interested persons” of the Trust, as that term is defined under the 1940 Act. The business address of each Trustee and officer is Two International Place, Boston, Massachusetts 02110. As used below, “EVC” refers to Eaton Vance Corp., “EV” refers to Eaton Vance, Inc., “EVM” refers to Eaton Vance Management, “BMR” refers to Boston Management and Research, and “EVD” refers to Eaton Vance Distributors, Inc. EVC and EV are the corporate parent and trustee, respectively, of EVM and BMR. EVD is the Funds’ principal underwriter and a wholly-owned subsidiary of EVC. Each officer affiliated with Eaton Vance may hold a position with other Eaton Vance affiliates that is comparable to his or her position with EVM listed below.

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Date Name of and Birth	with Trust the	Length Service of	During Principal Past Occupation(s) Five Years	Overseen Trustee(1) By	Other Directorships Held

Interested Trustee

Thomas E. Faust Jr.	Trustee	Since 2007	Chairman, Chief Executive Officer and President of EVC, Director	173	Director of EVC
5/31/58			and President of EV, Chief Executive Officer and President of
			EVM and BMR, and Director of EVD. Trustee and/or Officer of
			173 registered investment companies and 4 private companies
			managed by EVM or BMR. Mr. Faust is an interested person
			because of his positions with EVM, BMR, EVC, EVD and EV,
			which are affiliates of the Trust.

Noninterested Trustee

Benjamin C. Esty	Trustee	Since 2005	Roy and Elizabeth Simmons Professor of Business Administration,	173	None
1/26/63			Harvard University Graduate School of Business Administration.

Allen R. Freedman	Trustee	Since 2007	Former Chairman (2002-2004) and a Director (1983-2004) of	173	Director of Assurant, Inc. (insurance provider)
4/3/40			Systems & Computer Technology Corp. (provider of software to		and Stonemor Partners L.P. (owner and
			higher education). Formerly, a Director of Loring Ward		operator of cemeteries)
			International (fund distributor) (2005-2007). Formerly,
			Chairman and a Director of Indus International, Inc. (provider of
			enterprise management software to the power generating
			industry) (2005-2007).

William H. Park	Trustee	Since 2003	Vice Chairman, Commercial Industrial Finance Corp. (specialty	173	None
9/19/47			finance company) (since 2006). Formerly, President and Chief
			Executive Officer, Prizm Capital Management, LLC (investment
			management firm) (2002-2005).

Ronald A. Pearlman	Trustee	Since 2003	Professor of Law, Georgetown University Law Center.	173	None
7/10/40

Helen Frame Peters	Trustee	Since 2008	Professor of Finance, Carroll School of Management, Boston	173	Director of Federal Home Loan Bank of Boston
3/22/48			College. Adjunct Professor of Finance, Peking University, Beijing,		(a bank for banks) and BJ’s Wholesale Clubs
			China (since 2005).		(wholesale club retailer); Trustee of SPDR
					Index Shares Funds and SPDR Series Trust
					(exchange traded funds)

Heidi L. Steiger	Trustee	Since 2007	Managing Partner, Topridge Associates LLC (global wealth	173	Director of Nuclear Electric Insurance Ltd.
7/8/53			management firm) (since 2008); Senior Advisor (since 2008),		(nuclear insurance provider) and Aviva USA
			President (2005-2008), Lowenhaupt Global Advisors, LLC		(insurance provider)
			(global wealth management firm). Formerly, President and
			Contributing Editor, Worth Magazine (2004-2005). Formerly,
			Executive Vice President and Global Head of Private Asset
			Management (and various other positions), Neuberger Berman
			(investment firm) (1986-2004).

Eaton Vance Municipals Funds

MANAGEMENT AND ORGANIZATION CO N T ’ D

		Term of		Number of Portfolios
	Position(s)	Office and		in Fund Complex
Date Name of and Birth	with Trust the	Length Service of	During Principal Past Occupation(s) Five Years	Overseen Trustee(1) By	Other Directorships Held

Noninterested Trustee (continued)

Lynn A. Stout	Trustee	Since 1998	Paul Hastings Professor of Corporate and Securities Law (since	173	None
9/14/57			2006) and Professor of Law (2001-2006), University of
California at Los Angeles School of Law.

Ralph F. Verni	Chairman of	Chairman of the Board	Consultant and private investor.	173	None
1/26/43	the Board	since 2007 and Trustee
	and Trustee	since 2005

Principal Officers who are not Trustees

Term of
		Position(s)	Office and
Name and		with the	Length of	Principal Occupation(s)
Date of Birth		Trust	Service	During Past Five Years

Cynthia J. Clemson		President	Since 2005	Vice President of EVM and BMR. Officer of 91 registered investment companies
3/2/63				managed by EVM or BMR.

William H. Ahern, Jr.		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 76 registered investment companies
7/28/59				managed by EVM or BMR.

Craig R. Brandon		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 45 registered investment companies
12/21/66				managed by EVM or BMR.

Robert B. MacIntosh		Vice President	Since 1993	Vice President of EVM and BMR. Officer of 91 registered investment companies
1/22/57				managed by EVM or BMR.

Thomas M. Metzold		Vice President	Since 2004	Vice President of EVM and BMR. Officer of 45 registered investment companies
8/3/58				managed by EVM or BMR.

Adam A. Weigold		Vice President	Since 2007	Vice President of EVM and BMR. Officer of 72 registered investment companies
3/22/75				managed by EVM or BMR.

Barbara E. Campbell		Treasurer	Since 2005	Vice President of EVM and BMR. Officer of 173 registered investment companies
6/19/57				managed by EVM or BMR.

Maureen A. Gemma		Secretary and Chief Legal	Secretary since 2007 and	Vice President of EVM and BMR. Officer of 173 registered investment companies
5/24/60		Officer	Chief Legal Officer since	managed by EVM or BMR.
2008

Paul M. O’Neil		Chief Compliance Officer	Since 2004	Vice President of EVM and BMR. Officer of 173 registered investment companies
7/11/53				managed by EVM or BMR.

(1)	Includes both master and feeder funds in a master-feeder structure

The SAI for the Funds includes additional information about the Trustees and officers of the Funds and can be obtained without charge on Eaton Vance’s website at www.eatonvance.com or by calling 1-800-262-1122.

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Investment Adviser
Boston Management and Research

Two International Place
Boston, MA 02110

Fund Administrator
Eaton Vance Management

Two International Place
Boston, MA 02110

Principal Underwriter
Eaton Vance Distributors, Inc.

Two International Place
Boston, MA 02110
(617) 482-8260

Custodian
State Street Bank and Trust Company

200 Clarendon Street
Boston, MA 02116

Transfer Agent
PNC Global Investment Servicing

Attn: Eaton Vance Funds
P.O. Box 9653
Providence, RI 02940-9653
(800) 262-1122

Independent Registered Public Accounting Firm Deloitte & Touche LLP

200 Berkeley Street
Boston, MA 02116-5022

Eaton Vance Municipals Trust II
Two International Place
Boston, MA 02110

     This report must be preceded or accompanied by a current prospectus. Before investing, investors should consider carefully a Fund’s investment objective(s), risks, and charges and expenses. Each Fund’s current prospectus contains this and other information about the Fund and is available through your financial advisor. Please read the prospectus carefully before you invest or send money. For further information please call 800-262-1122.

335-3/09	3CSRC